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                                                                    EXHIBIT 99.1





                            STOCK PURCHASE AGREEMENT


          This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 14, 1999, between Eagle USA Airfreight, Inc., a Texas corporation ("Eagle"), Eagle Canada Airfreight, Inc., an Ontario corporation ("Buyer"), and the persons listed on Schedule 1 attached hereto (each, a "Seller" and collectively, the "Sellers").

                              W I T N E S S E T H:

          WHEREAS, the Sellers own the shares ("CTM Stock") of Commercial Transport Management Ltd. ("CTM"), an Ontario corporation, and the shares ("Ontco Stock") of 1215650 Ontario Limited ("Ontco" and together with CTM, the "Companies"), an Ontario corporation, set forth opposite such Seller's name on
Schedule 1, and such shares (the "Shares") collectively represent all the issued and outstanding capital stock of each of the Companies, except for 8,000 shares of Ontco Stock owned by CTM; and

          WHEREAS, Buyer desires to acquire the Shares from Sellers, and Sellers desire to sell the Shares to Buyer, upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          The terms set forth below in this Article I shall have the meanings ascribed to them below:

          Affiliate: with respect to any person, means any person that directly or indirectly controls, is controlled by or is under common control with such person.

          Agreement: means this agreement and all schedules and exhibits attached hereto.


          Approved Reorganization: means a reorganization generally as described in the Memorandum of Steps previously delivered by Sellers to Eagle affecting one or more of the Companies, subject to the provisions of Section 6.2(d) and
Section 6.15, that is completed prior to Closing.


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          best efforts: means a party's efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

          best knowledge of the Sellers: means, in respect of the Sellers, all matters which the Sellers actually knew or which should have been known by the Sellers after appropriate and diligent inquiry of all relevant management personnel of the Companies and any Subsidiary as to the accuracy and completeness of such representation and warranty.

          Closing and Closing Date: have the meanings set out in Article III.

          Combined Business: means the combined entity comprised of the Companies, Fastair, CTI, AOG Freight Systems Ltd. and Eagle Canada.

          Companies: has the meaning set out in the recitals to this Agreement and following the completion of an Approved Reorganization shall mean Amalco as referred to in the Memorandum of Steps previously delivered by Sellers to Eagle.

          Contract: means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral.

          Consolidation: means the purchase by CTM of the 50% interest in CTI held by CTI Holding Co. Ltd.

          CTI: means Commercial Transport International (Canada) Ltd.

          CTI Financial Statements: has the meaning set out in Section 4.13(a).

          CTM Companies: means CTM, Ontco, CTI and any entities that are individually or collectively Subsidiaries of one or more CTM Companies.

          Dollars or $: shall, unless otherwise specified herein, refer to Canadian dollars.

          Eagle Canada: means, collectively, Eagle Canada Airfreight, Inc. and Eagle Canada Freight Services, Inc.

          Eagle Canada Financial Statements: means the unaudited consolidated financial statements of Eagle Canada for the period ended September 30, 1999, consisting of a consolidated profit and loss statement and a balance sheet.

          Eagle Common Stock: means the shares of common stock, par value US$.001 per share, of Eagle.

          Earn-out Payment: means the additional Purchase Price calculated and payable pursuant to Section 2.3.


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          Employee Plans: has the meaning set out in Section 4.8.

          Employment Agreement: has the meaning set out in Section 2.5.

          Environmental Laws: means all Laws relating to Hazardous Substances or the use, consumption, handling, transportation, storage or Release thereof, including, without limitation (and in addition to any such Laws relating to the environment generally), hazardous goods transport licenses and similar licenses and permits and any Environmental Laws relating to public health, occupational health and safety, product liability or transportation, and "Environmental Law" shall have a corresponding meaning.

          Environmental Order: means any prosecution, order, decision, notice, direction, report, recommendation or request issued, rendered or made by any Governmental Body in connection with Environmental Laws, and "Environmental Orders" shall have a corresponding meaning.

          Fastair: means Fastair Cargo Systems Ltd.

          Fastair Financial Statements: has the meaning set out in Section 4.13.

          GAAP: has the meaning set out in Section 2.3.

          Governmental Body: means any (a) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multinational organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          Hazardous Substances: means any pollutant, toxic substance, asbestos, hazardous waste, or any constituent of any such substance, waste or product, whether solid, liquid or gaseous in form and/or any substance which is or may become hazardous, toxic, injurious or dangerous to any person, property, air, land, water, flora, fauna or wildlife, and includes, but is not limited to, contaminants, pollutants, wastes and dangerous, toxic, deleterious or designated substances as defined in or pursuant to any Environmental Laws or Environmental Orders, including, without limitation, "hazardous products" as defined in the Hazardous Products Act (Canada), "dangerous goods" as defined in the Transportation of Dangerous Goods Act, 1992 (Canada) and "dangerous goods" as defined in the Dangerous Goods Transportation Act (Ontario), and as such substances are described in or regulated under US Department of Transportation ("DOT"), International Civil Aviation Organization ("ICAO"), International Air Transport Association ("IATA") and the International Maritime Dangerous Goods Code ("IMDGC") and shall include, without limitation, petroleum, natural gas, natural gas liquids, crude oil and any fraction or product thereof.


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          Intellectual Property: means each of the properties separately described in Schedule 4.12.

          Laws: means all statutes, codes, ordinances, decrees, rules, regulations, municipal bylaws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, published policies, certificates, published codes, licenses, permits, certificates of approval, published guidelines, voluntary restraints, inspection reports, or any provisions of such laws, including general principles of common law and equity and the requirements of all Governmental Bodies, binding or affecting the person referred to in the context in which such word is used; and "Law" means any one of them.

          Leased Property: has the meaning set out in Section 4.11(a).

          Leases: has the meaning set out in Section 4.11(c).

          Lien: means any lien, pledge, hypothec, claim, charge, security interest of any nature, mortgage option, title retention agreement, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of preemption, privilege or other encumbrance, or any Contract to create any of the foregoing or other rights of any third person of any nature whatsoever.

          Material Contract: has the meaning set out in Section 4.9.

          Permit: means any license, permit, consent, approval, authorization, qualification, certificate, registration or order of any Governmental Body.

          Permitted Liens: means:

          (i) liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

          (ii) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by the Companies or any Subsidiary, as applicable;

          (iii) liens for taxes either not due and payable or due but for which notice of assessment has not been given;

          (iv) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the asset or served upon the Companies or any Subsidiary pursuant to law or that relate to obligations not due or delinquent;


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          (v) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

          (vi) security given in the ordinary course of the business of the Companies and their Subsidiaries to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the business of the Companies and their Subsidiaries, other than security for borrowed money; and

          (vii) the reservations in any original grants from the Crown of any real property or interest therein and statutory exceptions to title that do not materially detract from the value of the real property concerned or materially impair its use in the operation of the business of the Companies and their Subsidiaries.

          (viii) the Permitted Liens described in Schedule 0.

          person: means any individual, firm, corporation, partnership, limited liability company, joint venture, association, syndicate, trust, unincorporated organization, Governmental Body, or subdivision thereof or any other entity.

          Prime Rate: means the rate of interest per annum equal to the per annum rate of interest quoted, published and commonly known as the "prime rate" of Royal Bank of Canada which such bank establishes at its main office in Toronto, Canada as the reference rate of interest in order to determine interest rates for loans in Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without necessity of any prior notice thereof.

          Release: includes abandon, add, deposit, discharge, disperse, dispose, dump, emit, empty, escape, leach, leak, migrate, pour, pump, release or spill, and "Released" shall have a corresponding meaning.

          Seller: shall include the Seller's personal representative.

          Shares: has the meaning set out in the recitals to this Agreement and shares substituted for them in one or more further transactions in accordance with an Approved Reorganization.

          Subsidiary: of any person, means any entity more than 50% (except as provided below) of the outstanding voting stock or other interests of which are owned, directly or indirectly, by such person, by one or more other Subsidiaries of such person or by such person and one or more other Subsidiaries of such person. Unless the context otherwise requires, references to Subsidiaries are to Subsidiaries of the Companies. Notwithstanding anything to the contrary contained herein, CTI and Fastair shall at all times be deemed a Subsidiary of CTM.

          Tax Authority: means any authority whether foreign, federal, provincial, state or locale competent to or able to raise any Taxes whatsoever wheresoever.

          Tax Returns: means all returns, declarations, reports, statements and other documents


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of, relating to, or required to be filed in respect of, any and all Taxes.

          Taxes: means all federal, provincial, state, local, foreign and other taxes, levies, or other assessments, customs, duties, imposts, charges or fees, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, real or personal property, asset, license, lease, service, service use, value added (includes GST), withholding, payroll, employment, excise, estimated severance, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, Canada Pension Plan premiums, workers compensation, utility, severance, production, employment insurance, stamp, occupation, premium, property, windfall profits, other governmental taxes imposed or payable to any Governmental Body, or other taxes of any kind whatsoever, together with any interests, penalties, additions to tax, fines, requirements to report information with respect thereto and any damages, costs, expenses, fees or other liability arising from such Tax or reporting requirements or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.



                                   ARTICLE II

                                PURCHASE AND SALE

          Section 2.1 The Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing each Seller will sell, assign, transfer and deliver to Buyer that number of Shares owned by such Seller as set forth in
Schedule 1 (together with a stock power or powers executed in blank), and Buyer will purchase and acquire such Shares or will cause such Shares to be acquired pursuant to an Approved Reorganization. Unless otherwise provided herein, all payments to be made pursuant to this Agreement shall be payable in accordance with the terms of this Agreement.

          Section 2.2 Purchase Price. The aggregate purchase price (the "Purchase Price") shall consist of (i) $27,960,000 to be paid at the Closing (the "Closing Purchase Price"), (ii) $7,200,000 (the "Guaranteed Payment") to be paid in three equal installments of $2,400,000 on each of the first three anniversaries of the Closing (however, each Seller shall be paid such Seller's share, in the case of Virmani both as trustee and as beneficial owner, of the Guaranteed Payment in its entirety immediately upon the termination of the employment of such Seller by the Combined Business without cause (as defined in the applicable Employment Agreement) prior to the payment in full of such Guaranteed Payment or upon the death of the Seller) and (iii) a maximum earn-out amount of up to $11,500,000 to be paid in cash and shares of Eagle Common Stock in accordance with the terms of Section 2.3. The Purchase Price shall be divided among Sellers as set forth on Schedule 1. The Closing Purchase Price will be paid by wire transfer of an aggregate of $27,900,000 in immediately available funds to accounts designated in writing by Sellers (such designation to be made at least two business days prior to the Closing). At the Closing, any amounts deposited in escrow by the Buyer or Eagle or its Subsidiaries with Seller's legal counsel, including interest thereon, shall be credited against the Closing Purchase Price.


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          Section 2.3 Additional Purchase Price; Earn-out. The Buyer and the
Sellers are unable to agree as at the date of this Agreement as to the value of the underlying goodwill of the Combined Business. The Buyer and the Sellers have agreed to three additional payments (the "Earn-out Payments") subject to a maximum, which Earn-out Payments are to be calculated and paid pursuant to this
Section 2.3. Buyer shall make Earn-out Payments to the Sellers in the proportions set forth on Schedule 1 as additional Purchase Price, calculated as of each of the first, second and third anniversaries of September 5, 1999, in an amount based upon the growth in earnings of the Combined Business before interest, income taxes, depreciation and amortization ("EBITDA"), as described below and as calculated in accordance with Eagle's accounting policies, as they may be amended from time to time, and Canadian GAAP. The payments shall be made 25% in Canadian dollars and 75% in Eagle Common Stock; provided, however, that if such payment of Eagle Common Stock would violate Nasdaq Rule 4460(i)(1)(B) or
(C) or any similar Nasdaq or stock exchange regulation, or if such payment of Eagle Common Stock, would violate the Securities Act (Ontario) or any rule or regulation promulgated thereunder (the "Act") and/or would violate comparable legislation (the "Other Legislation") in any other applicable jurisdiction, then Buyer shall tender cash in lieu thereof. For greater certainty neither Eagle nor the Buyer shall be obligated to take any steps to register or otherwise qualify the Eagle Common Stock under the Act or the Other Legislation for distribution. In the event that the Eagle Common Stock is changed or converted into another security in connection with any merger, reclassification or similar transaction, which other security is publicly traded and represents rights substantially equal to or greater than the rights represented by the Eagle Common Stock, then Buyer shall substitute said security (the market value of which shall be determined in the same manner as Eagle Common Stock) for shares of Eagle Common Stock under this Section. In any event, in the event of any transaction in which the Eagle Common Stock is converted into the right to receive cash, securities or other property, the Buyer may, at its option, tender cash in lieu of the Eagle Common Stock required hereunder. The number of shares of Eagle Common Stock payable in respect to this provision shall be based upon the average closing sales price per share for the ten trading days ending on and including September 5, 2000, 2001 and 2002, as applicable. The Eagle Common Stock received hereby may not be sold, assigned or otherwise transferred by the Seller receiving such stock for one year from the date it is issued and delivered in accordance with this Agreement. As a condition to receipt of the Eagle Common Stock, Sellers must at the time of receipt of such Eagle Common Stock deliver in writing to Buyer a certificate addressed to Eagle executed by each Seller that repeats and certifies to the truth of the representation set forth in Section
4.27 as of the date of the receipt of such Eagle Common Stock. Each of the three payments shall be made on the date that is the earlier of (i) 90 days after September 5 in each of 2000, 2001 and 2002 and (ii) 14 days after approval of the financial statements of the Combined Business for the respective 12-month period.


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
 EBITDA GROWTH FOR                                         $ VALUE OF EAGLE
EACH 12 MONTH PERIOD          CASH INSTALLMENT               COMMON STOCK
--------------------          ----------------             ----------------
Below 0% growth                         $0                           $0
0% or greater              one-third of $775,000        one-third of $2,325,000
5% or greater              one-third of $1,125,000      one-third of $3,375,000
10% or greater             one-third of $1,325,000      one-third of $3,975,000
15% or greater             one-third of $1,875,000      one-third of $5,625,000
20% or greater             one-third of $2,875,000      one-third of $8,625,000


The maximum of the Earn-out Payments to be made pursuant to this Section 2.3 is as follows:


Year 1 Maximum Earn-out Payment                      $  3,833,333.33
Year 2 Maximum Earn-out Payment                         3,833,333.33
Year 3 Maximum Earn-out Payment                         3,833,333.34
                                                     ---------------
Maximum Earn-out Payments                            $ 11,500,000.00

EBITDA growth for each year will be based upon a comparison to the prior year. The base year EBITDA will be deemed to be $7,400,000, regardless of actual results. After September 5, 2000, comparisons to the prior 12-month period will be made to the actual EBITDA for the preceding 12- month period, but in no event shall such amount for the prior 12-month period be deemed to be less than $7,400,000. Notwithstanding the foregoing, in the event the aggregate EBITDA for the three consecutive twelve-month periods commencing September 5, 1999 is equal to or greater than $32,323,000, the Earn-out Payment shall, if necessary, be increased in order that the total of the Earn-out Payments received by the Sellers is equal to the maximum Earn-out Payment of $11,500,000. Notwithstanding the foregoing, if the aggregate EBITDA for such three consecutive 12-month periods is:

          i. less than $32,323,000 but more than $29,550,074, the Sellers shall be entitled to receive aggregate Earn-out Payments equal to $7,500,000;

          ii. less than $29,550,076 but more than $26,943,399, the Sellers shall be entitled to receive aggregate Earn-out Payments equal to $5,300,000;

          iii. less than $26,943,400 but more than $24,494,924, the Sellers shall be entitled to receive aggregate Earn-out Payments equal to $4,500,000;

and the third Earn-out Payment shall, if necessary, be increased in order that this result is achieved.

          For the purposes of EBITDA calculations, EBITDA will be as determined in accordance with Canadian generally accepted accounting principles ("GAAP") (as applied consistently with Eagle's accounting practices as they may be amended from time to time). In


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addition, the following principles shall apply solely for purposes of the determination of the payment under this Section and solely during three-year period of such payment:

(i) any expenses of Eagle and Buyer and the Sellers with respect to the transactions contemplated by this Agreement and any expenses or related revenues that are directly attributable to combining the Companies and their Subsidiaries with the business of Eagle Canada shall not be included in the calculation of EBITDA, provided that revenues for purposes of this
     Section 2.3(i) will not include any increased revenues associated with the synergies of combining the Companies and their Subsidiaries with the business of Eagle Canada;

(ii) any management fees, overhead charges, cross-charges or other similar charges payable to Eagle or the Buyer which are in excess of $400,000 per year in the aggregate shall not be included in the calculation of EBITDA;

(iii)the accounting policies applied to the Combined Business will, to the extent reasonably practicable, be consistent with those applied to Eagle's other similarly situated stations or operations and any additional or existing reserves to be reflected on any post-Closing financial statements of the Combined Business that are used for purposes of this Section will require the mutual agreement of the Buyer and Ajay Virmani, in consultation with the auditors and, failing such agreement, shall be finally resolved by arbitration in accordance with Section 10.13;

(iv) any significant decisions relating to the Combined Business that could reasonably be expected to negatively affect EBITDA of the Combined Business in a material respect will require the mutual consent of the Buyer and Ajay Virmani, except to the extent that such decision is deemed by the Buyer to be in the long-term best interest of the Combined Business, in which case, such decision may be effectuated by Buyer but will not be reflected in the EBITDA calculation for purposes of any payment to be made pursuant to this
     Section 2.3; and

(v) any liabilities that are not accrued and reserved for in the Eagle Canada Financial Statements will not be included in the calculation of EBITDA.



The payments to be made under this Section 2.3 relate to the underlying goodwill of the Companies and their Subsidiaries. Buyer and the Sellers agree that the termination of employment of any Seller for cause (as defined in the applicable Employment Agreement) or by any Seller voluntarily, or in the case of Virmani, voluntarily without requisite notice (as defined in the applicable Employment Agreement), will have a material negative impact on the goodwill of the Companies and their Subsidiaries. Accordingly, Buyer and Sellers agree that in either such event, to compensate for such impact, the Earn-out Payments payable to such Seller or to Virmani both as trustee and beneficial owner or the beneficiary of such trust under this Section 2.3 from and after such termination shall be nil; provided that if a Seller terminates his employment voluntarily pursuant to the Hardship Resignation provisions in the applicable employment agreement, he shall be entitled to a portion of


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the Earn-out Payment for the 12-month period in which the termination occurs that the number of days he worked for the Combined Business in such 12-month period bears to 365. No reduction of the Earn-out Payments payable to a particular Seller under this Section 2.3 shall affect the entitlements of the other Sellers to the Earn-out Payments.

          Section 2.4 Allocation Reporting. Eagle, Buyer and Sellers agree to report the allocation of the Purchase Price among the Shares and to the covenant not to compete contained in Section 6.5 as set forth in Schedule 1. As soon as practicable after the Closing Date, Sellers, Eagle and Buyer shall jointly prepare any required forms or documents to report the allocation of the Purchase Price in conformity with the preceding sentence which reflects, among other things, the agreed fair market value of the Shares and to report the sale and purchase of the Shares on all Tax Returns required in a manner consistent with such allocation. Each party hereto agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation that differs from that set forth in Schedule 1.

          Section 2.5 Employment Agreements. At the Closing, the Buyer will enter into employment agreements (each, an "Employment Agreement" and collectively, the "Employment Agreements") with each of Ajay Virmani, Raymon Lord, Christopher Ralphs and Dan Mills, in substantially the form of Exhibits A, B, C and D, respectively. The initial term of the Employment Agreements will be three years (unless the employment of the Seller is terminated for cause as defined therein). Each Employment Agreement contains a noncompetition agreement (which shall be in addition to the noncompetition agreement in Section 6.5 hereof).

          Section 2.6 Exchange Rate. For purposes of any conversion to be made pursuant to this Agreement between Canadian dollars and U.S. dollars, the applicable exchange rate shall be the New York foreign exchange mid-range rate of Canadian dollars per U.S. dollar, as published in the Wall Street Journal for the then current exchange rate (and not for forward contracts).

          Section 2.7 Interest on Overdue Payments. Any party owing any amounts under this Agreement to another party shall pay interest at the rate of Prime Rate plus 1% per annum on all due yet unpaid amounts.

          Section 2.8 Support of the Obligations of Buyer. So long as any obligation of Buyer is outstanding under this Article II, Eagle covenants and agrees with each of the Sellers and Buyer that Eagle will:

(i) provide or cause to be provided to Buyer by any means which Eagle deems appropriate from time to time, such funds as may be necessary in order that Buyer will have sufficient funds available to enable Buyer to pay to the Sellers as and when due each of the Closing Purchase Price, the Guaranteed Payments and any and all Earn-out Payments and any interest thereon; and

(ii) in accordance with and subject to Section 2.3, take all such actions and do all such things as are necessary or desirable to enable and permit Buyer to cause to be delivered to the Sellers that number of shares of Eagle Common Stock to which the Sellers may be entitled pursuant to such section and provide or cause to be provided to the Buyer, by any means which Eagle


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


     deems appropriate from time to time, such funds as may be necessary in order that Buyer will have sufficient funds available to enable the due and punctual payment of cash in lieu of Eagle Common Stock in accordance with
     Section 2.3.

          Section 2.9 Consolidation Expenses. Sellers agree that on or prior to the Closing they will have paid all amounts used to pay for the Consolidation and related costs and expenses (which the Companies represent is approximately $2.4 million) and have repaid in full any financing arrangements, including any bridge loan, used to finance the Consolidation.

          Section 2.10 Change of Control. Notwithstanding anything to the contrary contained in this Article II, in the event that there is a change of control of the Eagle, the obligations of Buyer to pay to the Sellers the Guaranteed Payments shall accelerate and immediately prior to the occurrence of such change of control become due and payable to the Sellers. In the event of a change of control of Eagle, each of the Sellers shall be entitled at his election to receive any Earn-out Payments as and when due entirely in cash which election shall be made by delivery by such Seller of a written notice addressed to the Buyer and Eagle 30 days prior to the date such Earn-out Payment is due.


                                   ARTICLE III

                                     CLOSING

          The closing of the transactions contemplated hereby (the "Closing") shall take place at such time and at such date as are mutually agreed to by Buyer and Sellers at the offices of Morris/Rose/Ledgett LLP, 2700-161 Bay Street, Toronto, Ontario, Canada, but in no event later than January 7, 2000. The date on which the Closing is held is referred to in this Agreement as the "Closing Date."



                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

          Each Seller jointly and severally represents and warrants to Buyer and Eagle the following (except that a Seller makes no representation as to any matter that solely relates to another Seller and except that Dan Mills makes no representation as to any matter that solely relates to CTI or CTM):

          Section 4.1 Organization and Good Standing of Each of the Companies. Each of the Companies and their Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full corporate power and authority to own, operate and lease its respective assets in the manner currently owned, operated and leased by it. Each of the Companies and each of their Subsidiaries is duly qualified to do business as a foreign or extra-provincial corporation in all jurisdictions in which the nature of its business


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


requires such qualification and the failure to do so would have an adverse effect on such entity. The Shares constitute all the issued and outstanding capital stock of each of the respective Companies. None of the Shares were issued in violation of any preemptive right or other right to purchase securities. All of the outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the Companies or a Subsidiary. Schedule
4.1 sets forth the name, jurisdiction of incorporation and capitalization of each of the Companies and each Subsidiary. Sellers have previously furnished Buyer true and correct copies of the certificate or articles of incorporation and bylaws or other organizational documents of each of the Companies and each of their Subsidiaries. The Companies and their Subsidiaries own no capital stock or other interest in any person other than the stock of the Subsidiaries. Each of the Companies was formed solely for the purpose of owning the shares of their respective Subsidiaries. Except as disclosed on Schedule 4.25 and except for (i) obligations or liabilities incurred in connection with their organization and the transactions contemplated by this Agreement, (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, (iii) the formation of their respective Subsidiaries, and in the case of CTM, the Consolidation and
(iv) obligations or liabilities pertaining to Permitted Liens, the Companies have no obligations or liabilities nor have engaged in any business activities of any type or kind whatsoever nor are a party to any agreements or arrangements with any person. None of the Sellers other than Anju Virmani, the beneficial owner of 5,000 shares of Ontco Stock, is a nonresident of Canada for the purposes of the Income Tax Act (Canada).

          Section 4.2 Power of the Seller; Approval of the Acquisition. Each Seller has the full power, legal capacity and authority, and each Seller has taken all necessary action required to be taken by him, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by him pursuant to the provisions hereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of each Seller, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally, and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

          Section 4.3 Non-Contravention. (a) Except as set forth in Schedule 4.3(a), neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will (a) violate, conflict with, result in a breach of or require notice or consent or decrease the rights of the Companies or their Subsidiaries or increase the rights of any third party under any Law, the constituent documents, bylaws or other organizational documents of the Companies or any Subsidiary or any provision of any agreement or instrument to which any Seller, the Companies or any Subsidiary is a party or any legal duty owed by any officer, director, shareholder, or agent of the Companies or any Subsidiary; (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other person the right to challenge any of such transactions or to exercise any remedy or obtain any relief under, any order, constitution, law, ordinance, regulation, statute or treaty or award, decision, injunction, judgment, ruling or verdict to which any Seller, the Companies, their Subsidiaries, or any of their respective assets, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Companies or their Subsidiaries or that otherwise relates to the business of the Companies or any Subsidiary; (d) otherwise require notice to or consent of any Governmental Body; (e) result in the imposition or creation of any Lien upon or with respect to the Shares or any of the assets owned or used by the Companies or their Subsidiaries; or (f) result in the acceleration or mandatory prepayment of any indebtedness, or any guaranty of the Companies or any Subsidiary or afford any holder of any indebtedness, or any beneficiary of any guaranty the right to require the Companies or any Subsidiary to redeem, purchase or otherwise acquire, reacquire or repay any indebtedness, or to perform any guaranty.

          (b) Except as disclosed in Schedule 4.3(b), the Consolidation and any documents executed in connection therewith did not (a) violate, conflict with, result in a breach of or require notice or consent or decrease the rights of the Companies or their Subsidiaries or increase the rights of any third party under any Law, constituent documents, bylaws or other organizational documents of the Companies or any Subsidiary or any provision of any agreement or instrument to which any Seller, the Companies or any Subsidiary is a party or any legal duty owed by any officer, director, shareholder, or agent of the Companies or any Subsidiary; (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other person the right to challenge any of such transactions or to exercise any remedy or obtain any relief under, any order, constitution, law, ordinance, regulation, statute or treaty or award, decision, injunction, judgment, ruling or verdict or to which any Seller, the Companies, their Subsidiaries, or any of their respective assets, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Companies or their Subsidiaries or that otherwise relates to the business of the Companies or any Subsidiary; (d) otherwise require notice to or consent of any Governmental Body; (e) result in the imposition or creation of any Lien upon or with respect to the Shares or any of the assets owned or used by the Companies or their Subsidiaries; (f) result in the acceleration or mandatory prepayment of any indebtedness, or any guaranty of the Companies or any Subsidiary or afford any holder of any indebtedness, or any beneficiary of any guaranty the right to require the Companies or any Subsidiary to redeem, purchase or otherwise acquire, reacquire or repay any indebtedness, or to perform any guaranty; (g) result in the imposition of any Tax payable on the part of the Buyer Eagle or any CTM Companies; or (h) result in the incurrence by Buyer or Eagle or any CTM Companies of any liabilities in connection therewith. There are no pending or, to the best knowledge of the Sellers, threatened judicial or administrative actions, proceedings or investigations which question the validity of the Consolidation or any action taken or contemplated by any Seller, the Companies or any Subsidiary thereof in connection with the Consolidation.

          (c) Except as disclosed in Schedule 4.3(c), the Approved Reorganization and any documents executed in connection therewith will not (a) violate, conflict with, result in a breach of or require notice or consent or decrease the rights of the Companies or their Subsidiaries or increase the rights of any third party under any Law, constituent documents, bylaws or other organizational documents of the Companies or any Subsidiary or any provision of any agreement or instrument to which any Seller, the Companies or any Subsidiary is a party or any legal duty owed by any officer, director, shareholder, or agent of the Companies or any Subsidiary; (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other person the right to challenge any of such transactions or to exercise any remedy or obtain any relief under, any order, constitution, law, ordinance, regulation, statute or treaty or award, decision, injunction, judgment, ruling or verdict or to which any Seller, the Companies, their Subsidiaries, or any of their respective assets, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Companies or their Subsidiaries or that otherwise relates to the business of the Companies or any Subsidiary; (d) otherwise require notice to or consent of any Governmental Body; (e) result in the imposition or creation of any Lien upon or with respect to the Shares or any of the assets owned or used by the Companies or their Subsidiaries; (f) result in the acceleration or mandatory prepayment of any indebtedness, or any guaranty of the Companies or any Subsidiary or afford any holder of any indebtedness, or any beneficiary of any guaranty the right to require the Companies or any Subsidiary to redeem, purchase or otherwise acquire, reacquire or repay any indebtedness, or to perform any guaranty; (g) result in the imposition of any Tax payable on the part of the Buyer, Eagle or any CTM Companies; or (h) result in the incurrence by Buyer or Eagle or any CTM Companies of any liabilities in connection therewith. There are no pending or, to the best knowledge of the Sellers, threatened judicial or administrative actions, proceedings or investigations which question the validity of any Approved Reorganization or any action taken or contemplated by any Seller, the Companies or any Subsidiary thereof in connection with an Approved Reorganization.

          (d) The CTM Companies in the aggregate do not own US$15 million in assets that are located in the United States nor have they in their most recent fiscal year made US$25 million in sales into the United States.

          (e) For purposes of the Competition Act, prior to the Closing the Companies, together with their affiliates,

               (i) do not have assets in Canada that exceed $390 million in aggregate value, determined as of such time and in such manner as prescribed by the Notifiable Transactions Regulation made under the Competition Act; and

               (ii) do not have gross revenues from sales in, from or into
                    Canada, determined for such annual period and in such manner as prescribed in the Notifiable Transactions Regulation made under the Competition Act that exceed $380 million in aggregate value.

               For purposes of this Section 4.3(e), "affiliates" shall have the same meaning as that contained in Subsection 2(2) of the Competition Act (Canada) and the references therein to "subsidiary corporation" and "control" shall have the same meaning as that contained in Subsections 2(3) and (4) of said Act.

          Section 4.4 Validity. There are no pending or to the best knowledge of the Sellers threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by any Seller, the Companies or any Subsidiary thereof in connection with this Agreement.

          Section 4.5 Broker Involvement. Any fees or expenses relating to the hiring, retaining or dealing with any broker or finder by the Sellers, the Companies or any Subsidiary in connection with the transactions contemplated by this Agreement will be paid by the Sellers and not the Companies or their Subsidiaries.

          Section 4.6 Litigation. Except as set forth on Schedule 4.6, there is no investigation, claim or proceeding or litigation of any type pending or, to the best knowledge of the Sellers, threatened involving any Seller, the Companies or any Subsidiary that might have an adverse effect on the Companies, Eagle, Buyer or any of their respective Subsidiaries, and there is no judgment, order, writ, injunction or decree of any court, government or governmental agency, or arbitral tribunal against or involving any Seller, the Companies or any Subsidiary that might have an adverse effect on the Companies, Eagle, Buyer or any of their respective Subsidiaries.

          Section 4.7 Title to Shares. The beneficial owner and the owner of record of Shares of each of the Companies are set forth opposite such Seller's respective name on Schedule 1, such Shares are owned by each such Seller free and clear of all Liens, and such Shares are not subject to any agreements or understandings with respect to the voting or transfer of any of the Shares. There are no outstanding subscriptions, options, convertible securities, warrants or calls or preemptive rights of any kind issued or granted by, or binding upon, the Companies or any Subsidiary to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Companies or any Subsidiary. Each Seller has full legal right to sell, assign and transfer the Shares owned by him to Buyer and will, upon delivery of a certificate or certificates representing such Shares to Buyer pursuant to the terms hereof, transfer to Buyer title to such Shares, free and clear of any Liens.

          Section 4.8 Continuity Prior to Closing Date. Except as set forth on
Schedule 4.8, from December 31, 1998, to and including the Closing Date, the Companies and their Subsidiaries have not conducted their respective businesses otherwise than in the usual and customary manner and in the ordinary course of business, consistent with historical practice, and there has not been:

          (a) any sale, lease, distribution, transfer, mortgage, pledge or subjection to lien of any of the assets of the Companies or any of their Subsidiaries, except sales of inventory and obsolete or surplus equipment in the ordinary and usual course of business and the creation of Permitted Liens;

          (b) any material transaction by the Companies or any Subsidiary not in the ordinary and usual course of business;

          (c) any material damage, destruction or loss to the assets of the Companies or any Subsidiary, whether or not covered by insurance;

          (d) a termination, or, to the best knowledge of the Sellers, a threatened termination, or material adverse modification, in each case not in the ordinary course of business, of any material Contract or the relationship of the Companies or any Subsidiary with any customer or supplier, who in the aggregate accounted for in excess of 10% of sales or purchases during the Companies' last full fiscal year;

          (e) any change in accounting methods or principles or the application thereof or any change in policies or practices with respect to items affecting working capital;

          (f) any delay or reduction in capital expenditures in contemplation of this Agreement or otherwise, or any failure to continue to make capital expenditures in the ordinary course of business consistent with past practice;

          (g) any acceleration of shipments, sales or orders or other similar action in contemplation of this Agreement or otherwise not in the ordinary course of business consistent with past practice;

          (h) any waiver of any rights that, singly or in the aggregate, are material to the Companies or any Subsidiary or the financial condition or results of operation of the Companies or any Subsidiary;

          (i) any labor strikes, union organizational activities or other similar occurrence;

          (j) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Companies or their Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Companies or any Subsidiary of any such stock;

          (k) any loss in the financial results of the Companies and the Subsidiaries on a combined basis; or

          (l) any Contract to do or cause to be done any of the foregoing.

          Section 4.9 Contracts and Commitments. Schedule 4.9 lists all Contracts to which the Companies or any Subsidiary is a party, including, but not limited to, commercial airline, cargo airline, ocean and ground transportation supplier contacts, trademark, trade name or patent license agreements, service agreements, consulting agreements, leases, purchase or sale agreements, supply agreements, distribution or distributor agreements, purchase orders, customer orders and equipment rental agreements that are either material to the Companies or any of their Subsidiaries or involve consideration with a value of $50,000 or more. None of the Companies nor any Subsidiary is in material breach of or default under any Contract listed or of a type required to be listed in Schedule 4.9 (collectively, the "Material Contracts"). Each Material Contract is a valid, binding and enforceable agreement of the Companies or a Subsidiary and the other parties thereto. There has not occurred any material breach or default which is continuing under any Material Contract on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default under any Material Contract or entitles any person to obtain any Lien (other than a Permitted Lien) upon any property or assets of the Companies or their Subsidiaries (or upon any revenues, income or profits of the Companies or their Subsidiaries). There is no dispute between the parties to any Material Contract as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Material Contract has indicated to the other party thereto its intention to, or suggested it may evaluate whether to, terminate or seek to amend any Material Contract. None of the Companies nor any Subsidiary is a party to any covenant or obligation of any nature limiting the freedom of the Companies or any Subsidiary to compete in any line of business after the Closing. The Companies and their Subsidiaries are not a party to or otherwise bound by any Contract which, upon completion, is reasonably expected to result in a net loss to the Companies and their Subsidiaries of more than $50,000 or any other Contract (contractual or otherwise) which is reasonably expected to result in a material adverse effect to the Companies and their Subsidiaries.

          Section 4.10 Taxes. Except as set forth in Schedule 4.10 hereto:

               (i) All Tax Returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Companies or any Subsidiary, have been timely filed with the appropriate foreign, federal, provincial, state and local authorities and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been timely paid in full to the proper Tax or other receiving officers within the time required under any applicable legislation;

               (ii) All such Tax Returns and the information and data contained therein have been, in all respects, properly and accurately compiled and completed, fairly present in all respects the information purported to be shown therein, and reflect all liabilities for Taxes for the periods covered by such Tax Returns;

               (iii) None of such Tax Returns are now under audit or examination by any Tax Authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return, or the assessment or collection of any Tax or deficiency of any nature against the Companies, any Subsidiary or their respective properties, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Companies, any Subsidiary or their respective properties with respect to any Tax, or any matters under discussion with any foreign, federal, provincial, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

               (iv) All Taxes due and required to be paid by the Companies or any Subsidiary on or before the Closing Date or assessed and due and required to be paid by the Companies or any Subsidiary on or before the Closing Date have been timely paid in full;

               (v) All withholding Tax and source deduction requirements imposed on the Companies, any Subsidiary or their respective properties, including, without limitation, from each payment made to any of its past or present employees, officers or directors, and to any nonresident of Canada, for any and all periods prior to and including the Closing Date have been timely satisfied in full on or before the Closing Date;

               (vi) The Companies and each Subsidiary have each made adequate provision for the payment in full of any and all unpaid Taxes for any and all periods or portions thereof ending on or before the date of the Closing; and

               (vii) The Canadian federal Tax liability of the Companies and each Subsidiary has been assessed by Revenue Canada for all fiscal years up to and including the fiscal year ended December 31, 1998. The provincial corporate Tax liability of the Companies and each Subsidiary has been assessed by each relevant provincial Tax Authority for all fiscal years up to and including the fiscal year ended December 31, 1998.

          Section 4.11 Real Property.

          (a) Location of Real Property. Schedule 4.11 sets forth a municipal address, the owner and a complete and accurate legal description of all the real property leased by the Companies or any Subsidiary (the "Leased Property"). None of the Companies or any Subsidiary owns or leases or has agreed to acquire or lease any real property or interest in real property other than the Leased Property.

          (b) Title to Real Property. All buildings, structures, improvements and appurtenances situated on the Leased Property are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are currently being used and the Companies or a Subsidiary, as applicable, has adequate rights of ingress and egress for the operation of their business in the ordinary course. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or encroaches on any property owned by others. Without limiting the generality of the foregoing:

     (i) the Leased Property, the current uses thereof and the conduct of the businesses of the Companies or any Subsidiary, as applicable, comply in all material respects with all regulations, statutes, enactments, laws and bylaws, including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws;

     (ii) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Leased Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Sellers know of no written notification having been given to the Companies or any Subsidiary of any such outstanding work being ordered, directed or requested, other than those that have been complied with;

     (iii) all accounts for work and services performed and materials placed or furnished upon or in respect of the Leased Property at the request of the Companies or a Subsidiary, as applicable, have been fully paid and satisfied, and no person is entitled to claim a lien under the CONSTRUCTION LIEN ACT (ONTARIO) (or similar legislation in jurisdictions in which the Leased Property is situated) against the Leased Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (iv) there is nothing owing in respect of the Leased Property by the Companies or any Subsidiary to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (v) no part of the Leased Property has been taken or expropriated by any federal, provincial, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced;

     (vi) the Permitted Liens constitute all of the encumbrances, agreements, indentures and other matters that affect the Leased Property;

     (vii) the Leased Property (including all buildings, improvements and fixtures) is fit for its present use, and there are no material or structural repairs or replacements that are necessary or advisable and, without limiting the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary or advisable, and none of the Leased Property is currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated; and

     (viii) the Leased Property is fully serviced and has suitable access to public roads, and there are no outstanding levies, charges or fees assessed against the Leased Property by any public authority (including development or improvement levies, charges or fees).

          (c) Real Property Leases. None of the Companies or any Subsidiary is a party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lease, other than the leases (the "Leases") described in Schedule 4.11 relating to the Leased Property. Schedule 4.11 sets out the parties to each of the Leases, their dates of execution and expiry dates, any options to renew, the locations of the leased lands and premises and the rent payable thereunder. Except as described in Schedule 4.11, the Companies or a Subsidiary, as applicable, occupies the Leased Property and has the exclusive right (save and except, in some cases, for the right of CTI) to occupy and use the Leased Property. Each of the Leases is in good standing and in full force and effect without amendment thereto, and none of the Companies, any Subsidiary, or any other party thereto is in material breach of any covenants, conditions or obligations contained therein. The Sellers have provided a true copy of each Lease to the Buyer or Eagle.

          Section 4.12 Trademarks, Trade Names and Intellectual Property. (a)
Schedule 4.12 contains an accurate and complete list of (i) all registered trademarks, trade names and logos owned or used by the Companies or any Subsidiary, and all registrations thereof, and (ii) all unregistered trademarks, trade names and logos used by the Companies or any Subsidiary thereof. The Companies or their Subsidiaries have the right to use all trademarks, trade names and logos referred to in Schedule 4.12, except as may be set out therein. There is no pending or, to the best knowledge of the Sellers, threatened action or claim that would materially impair any such right.

          (b) The Companies and their Subsidiaries carry on their business solely under their corporate name and without infringement of any proprietary right or interest of any other person and without liability to pay any royalty or similar sum. The Companies and their Subsidiaries have not (except for the purpose of carrying on their business in the ordinary course and subject to an obligation of confidentiality) disclosed, or authorized the disclosure of, any of their lists of suppliers or customers, trade secrets or technological or confidential information concerning its business to third parties.

          (c) The Intellectual Property is subsisting and enforceable and (if it is registered) valid; or if it is the subject of an application for registration or grant, the application has been duly made and is subsisting and the Intellectual Property is capable of registration or grant. All renewal fees payable in respect of any of the Intellectual Property have been paid up to date. Except as disclosed in Schedule 4.12, no person has been granted any interest in or right to use all or any portion of the Intellectual Property.

          Section 4.13 Financial Records; Budget.

          (a) (i) The audited financial statements of CTI as of and for the year ended December 31, 1998, previously delivered to the Buyer or Eagle (the "CTI Audited Statements"), in all material respects, are accurate and complete, were prepared in accordance with Canadian GAAP (except as set forth therein) and fairly present the financial condition and results of operations of CTI; and

          (ii) the unaudited financial statements of CTI as of and for the period ended September 4, 1999 and the unaudited consolidated financial statements of CTI as of and for the period ended October 30, 1999, previously delivered to the Buyer or Eagle (the "CTI Interim Statements"), in all material respects, are accurate and complete and were prepared on a basis consistent with prior periods and the CTI Audited Statements.

The CTI Audited Statements and the CTI Interim Statements are collectively the "CTI Financial Statements".

          (b) (i) The audited financial statements of Fastair as of and for the year ended December 31, 1998, previously delivered to the Buyer or Eagle (the "Fastair Audited Statements"), in all material respects, are accurate and complete, were prepared in accordance with Canadian GAAP (except as set forth therein) and fairly present the financial condition and results of operations of Fastair; and

          (ii) the unaudited consolidated financial statements of Fastair as of and for the period ended September 4, 1999 and the unaudited consolidated financial statements of Fastair as of and for the period ended October 30, 1999, previously delivered to the Buyer or Eagle (the "Fastair Interim Statements"), in all material respects, are accurate and complete and were prepared on a basis consistent with prior periods and the Fastair Audited Statements.

The Fastair Audited Statements and the Fastair Interim Statements are collectively the "Fastair Financial Statements".

          (c) The Companies's fiscal 1999 budget and capital budget previously furnished by the Companies to Buyer (i) are true and complete copies of the Companies's most recent internal budgets for fiscal 1999, (ii) were prepared by management of the Companies in good faith and (iii) were prepared on a reasonable basis and were, and continue as of the date hereof to be, reasonable.

          (d) Without limiting the generality of any other provision hereof, with respect to the CTI Financial Statements and the Fastair Financial Statements; (i) billings for shipments or services have been made in advance of the services being performed, (ii) proper matching of shipment revenues and the direct costs related to shipments has occurred on a consistent basis, (iii) all customer billings have been made solely in accordance with customer tariffs, subject to revenue and rate adjustments in the ordinary and normal course of business, (iv) a majority of shipments occurring in each period covered by such financial statements were prepaid and not "collect" and (v) net revenue with respect to international shipments (which is comprised of gross revenue less the cost of transportation) from agent controlled shipments do not account for more than 15% of net revenue in both 1998 and the period ending September 4, 1999.

          Section 4.14 Condition of Assets and Supplies. All the assets of the Companies and their Subsidiaries are in good and serviceable condition and fit for the particular purposes for which they are used in the business of the owner thereof, subject only to normal maintenance requirements and normal wear and tear reasonably expected in the ordinary course of business. All items of supplies, packing, crating and shipping material of the Companies and their Subsidiaries are suitable and useable for their intended purpose, and none of such items is below standard quality, obsolete or obsolescent. The Companies and their Subsidiaries own or lease all assets necessary to operate their respective business or which are material to the operation of their respective business.

          Section 4.15 Liabilities. Except as set forth in Schedule 4.15 or in the financial statements and notes thereto referred to in Section 4.13, there is no existing, contingent or, to the best knowledge of Sellers, threatened material liability, including any liability that may become due on the proclamation of the Unclaimed Intangible Property Act (Ontario) R.S.O. 1990, Chap. U.1, as amended up to the Closing Date, or the coming into force of comparable legislation in other jurisdictions in which the Company or any Subsidiary operates, obligation, Lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to or has been or may be asserted against the Companies or any Subsidiary, other than liabilities arising after the date of the CTI Financial Statements and the Fastair Financial Statements in the ordinary course of business consistent with past practice, other than Permitted Liens.

          Section 4.16 Employees and Related Matters. (a) Schedule 4.16 is a complete list of all employees (including directors) of the Companies and their Subsidiaries, listing the title or position held, commencement date, base salary, any commissions or other compensation paid or payable, all employee benefits received by such employees and any other material terms of any oral or written employment related agreement between such employees and the Companies or any Subsidiary, Seller or Affiliate thereof; and, except as provided by legislation or as disclosed in Schedule 4.16, all Contracts of employment or for the provision of such services to which the Companies or any Subsidiary are a party can be terminated by it, without payment of compensation, by not more than 30 days' notice, except oral contacts of employment terminable on reasonable notice pursuant to the common law. Schedule 4.16 also includes a list of all consultants and agents of the Companies and their Subsidiaries and a complete and accurate description of all oral and written consulting or agency agreements with such consultants and agents, amounts, and a list of all amounts paid or payable to them thereunder by the Companies or their Subsidiaries. Schedule 4.16 also sets forth all persons who are independent contractors and who own or operate vehicles on behalf of the Companies or any Subsidiary.

          (b) No notice has been received by the Companies or any Subsidiary of any complaint filed by any of the employees or any other party against the Companies or any Subsidiary claiming that the Companies or any Subsidiary have violated the Canada Labour Code, Employment Standards Act (Ontario), the Canadian Human Rights Act or the Human Rights Code (Ontario) (or any applicable employee or human rights or similar legislation in the other jurisdictions in which the Companies or any Subsidiary operates) or of any complaints or proceedings of any kind involving the Companies or any Subsidiary or, to any of the Sellers', the Companies' or any of the Subsidiaries' knowledge, after due inquiry, any of the employees of the Companies or any Subsidiary before any labour or industrial relations board, except as disclosed in Schedule 4.16(b). There are no outstanding orders or charges against the Companies or any Subsidiary under the Occupational Health and Safety Act (Ontario) (or any applicable health and safety legislation in the other jurisdictions in which the Companies or any Subsidiary operates). All levies, assessments and penalties made against the Companies or any Subsidiary pursuant to the Workplace Safety and Insurance Act, 1997 (Ontario) or the predecessor Workers' Compensation Act (Ontario) (and any applicable worker's compensation legislation in the other jurisdictions in which the Companies or any Subsidiary operates) have been paid by the Companies or a Subsidiary, as applicable, and none of the Companies or any Subsidiary has been reassessed under any such legislation during the past FIVE years. The Companies and each Subsidiary is operating in compliance with all pay equity legislation in each jurisdiction in which the Companies or any Subsidiary operates.

          Section 4.17 No Material Change. Except as disclosed in Schedule 4.8, there has been no material adverse change in the business, prospects, results of operations, assets or financial position of the Companies or any Subsidiary from December 31, 1998, to and including the Closing

Date, and no event has occurred which could be reasonably expected to lead to or cause such a material adverse change.

          Section 4.18 Employee Plans. (a) Schedule 4.18 identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by the Companies or any Subsidiary for the benefit of their employees or former employees of (the "Employee Plans") and a true and complete copy of each Employee Plan has been furnished to the Buyer or Eagle. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such Employee Plan. The Sellers have delivered to the Buyer or Eagle the actuarial valuations, if any, prepared for each Employee Plan during the past three years. Except as described in Schedule 4.18:

               (i) all contributions to, and payments from, each Employee Plan that may have been required to be made in accordance with the terms of any such Employee Plan, or with the recommendation of the actuary for such Employee Plan, and, where applicable, the laws of the jurisdictions that govern such Employee Plan, have been made in a timely manner;

               (ii) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Plan required to be filed with any Governmental Body or distributed to any Employee Plan participant have been duly filed on a timely basis or distributed;

               (iii) there are, to the best knowledge of the Sellers, no pending investigations by any Governmental Body involving or relating to an Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation or under the Employee Plans), suits or proceedings against any Employee Plan or asserting any rights or claims to benefits under any Employee Plan that could give rise to a liability nor, to the best knowledge of the Sellers, the Companies or the Subsidiaries, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding;

               (iv) no notice has been received by the Companies or any Subsidiary of any complaints or other proceedings of any kind involving the Companies or any Subsidiary or, to the best knowledge of the Sellers, any of the employees of the Companies or any Subsidiary before any pension board or committee relating to any Employee Plan or to the Companies or any Subsidiary; and

               (v) the assets of each Employee Plan are at least equal to the liabilities of such Employee Plans based on the actuarial assumptions utilized in the most recent valuation performed by the actuary for such Employee Plan, and neither the Buyer nor any of its Associates (as defined in the Business Corporations Act

          (Ontario)) or Affiliates (other than the Companies or any Subsidiary) will incur any liability with respect to any Employee Plan as a result of the transactions contemplated by this Agreement.

          (b) Collective Agreements. Except as described in Schedule 4.18, neither the Companies nor any of their Subsidiaries has made any Contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and, except as set out in Schedule 4.16(b), none of the Sellers is aware of any current attempts to organize or establish any labour union or employee association with respect to any employees of the Companies or any Subsidiary, nor is there any certification of any such union with regard to a bargaining unit.

          (c) Employee Accruals. All accruals for unpaid vacation pay, premiums for employment insurance, health insurance premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and Employee Plan payments have been reflected in the books and records of the Companies or any Subsidiary, as applicable.

          Section 4.19 Compliance With Law. None of the Companies nor any Subsidiary is in violation (other than immaterial violations) of any provision of any Law, or any legally recognizable duty to any person, including, without limitation, those (a) relating to health, the environment or Hazardous Substances; (b) applicable to indirect cargo carriers under the Federal Aviation Act; (c) adopted or promulgated under the Motor Vehicle Transport Act (Canada) or the Truck Transportation Act (Ontario) (or any applicable truck transportation or load brokerage legislation in the other jurisdictions in which the Companies or any Subsidiary operates), by the Ontario Registrar of Motor Vehicles (or any comparable Governmental Body in the jurisdictions in which the Companies or any Subsidiary operates) or by the Surface Transportation Board of the United States, including, without limitation, regulations applicable to motor carrier operations and truck brokerage operations; (d) safety regulations applicable to commercial vehicle operators that have been prescribed under the Highway Traffic Act (Ontario) (or any applicable highway safety legislation in the other jurisdictions in which the Companies or any Subsidiary operates) or by Transport Canada, or applicable to interstate motor carrier operations or indirect cargo carriers that have been prescribed by the Department of Transportation of the United States; (e) adopted or promulgated by the Federal Maritime Commission of the United States and/or those otherwise relating to Non-Vessel Operating Common Carriers; (f) adopted or promulgated by the Customs Service of Revenue Canada, the Customs Service of the Department of the Treasury of the United States and/or those otherwise relating to customs brokers; or (g) safety guidelines outlined in the National Safety Code. None of the Companies nor any Subsidiary has received notice of any alleged violation of any such law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order.

          Section 4.20 Environmental.

          (a) Except as described in Schedule 4.20, the Companies and each Subsidiary have been and are in compliance in all material respects with all Environmental Laws;

          (b) The Companies and each Subsidiary have obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") required for the operation of their respective businesses, all of which are described in
Schedule 4.20. Each Environmental Permit is valid, subsisting and in good standing and none of the Companies or any Subsidiary is in default or breach in any material respect of any Environmental Permit and no proceeding is pending, or, to the best knowledge of the Sellers, threatened, to revoke or limit any Environmental Permit;

          (c) None of the Companies or any Subsidiary has used or permitted to be used, except in compliance with all Environmental Laws, any of its property or facilities or any property (including the Leased Property) or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

          (d) None of the Companies or any Subsidiary has ever received any notice of, nor been prosecuted for an offence alleging, noncompliance with any Environmental Laws, and none of the Sellers, the Companies or any Subsidiary has settled any allegation on noncompliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the respective businesses or properties (including the Leased Properties) of the Companies or any Subsidiary, nor have the Companies or any Subsidiary received notice of any of the same;

          (e) Except as disclosed in Schedule 4.20, there are no published pending or proposed published changes to Environmental Laws that would render illegal or materially restrict the sale of any service provided by the Companies or any Subsidiary;

          (f) None of the Companies or any Subsidiary has caused or permitted, nor do any of the foregoing have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including any Leased Property) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which the Companies or any Subsidiary is or may reasonably be alleged to have liability. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Companies or any Subsidiary or resulting from their respective businesses have been disposed of, treated and stored in compliance with all Environmental Laws. Schedule 4.20 identifies all of the locations where Hazardous Substances used in whole or in part by the Companies or any Subsidiary have been or are being stored or disposed of;

          (g) None of the Companies or any Subsidiary has received any notice that any of them is potentially responsible for a federal, provincial, municipal or local cleanup site or corrective action under any Environmental Laws. None of the Companies or any Subsidiary has received any request for information in connection with any federal, provincial, municipal or local inquiries as to disposal sites;

          (h) The Sellers have delivered to the Buyer true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to the Companies or any Subsidiary of which they are aware.

          Section 4.21 Insurance. The Companies have heretofore delivered to Buyer a list and copies of all insurance policies of the Companies or any Subsidiary or relating to the conduct of the business of the Companies or any Subsidiary. Such policies are in full force and effect, and neither the Companies nor any Subsidiary is in default in any material respect under any of them. Except as set forth in Schedule 4.21: (a) no insurance carried by the Companies or any Subsidiary has been canceled by the insurer during the past five years, and neither the Companies nor any Subsidiary has been denied coverage during the past ten years and (b) neither the Companies nor any Subsidiary or Seller has received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the best knowledge of the Sellers, no such increase in deductibles, retainages or premiums is threatened. All owner operators utilized by the Companies are adequately insured in compliance with specific regulatory guidelines in Canada and the United States. Except as set forth in Schedule 4.21 there are no claims for which the Companies or any Subsidiary may have any liability that is not fully covered by insurance.

          Section 4.22 Permits and Related Approvals. Schedule 4.22 hereto sets forth a list of all Permits required for, or used in, the conduct of business of the Companies or any Subsidiary, all of which are in full force and effect and the Companies and their Subsidiaries have full right to use all such Permits listed on such Schedule and have not received any notice from any Governmental Body which asserts, or erases the possibility of assertion of, any noncompliance with such Permit nor, to the best knowledge of the Sellers, does any condition or state of facts exist which provide a valid basis for such assertion.

          Section 4.23 Disclosure. No representation or warranty by any Seller in this Agreement or in any schedule or exhibit to this Agreement, or in any written statement or certificate or other document furnished to Buyer or Eagle by any Seller, the Companies, their Subsidiaries or any representative of any Seller or the Companies or their Subsidiaries, contains or will contain, as of the date it is given and, pursuant to Section 8.1(a), as of the Closing Date, any untrue statement of a material fact or omits or will omit, as of the date it is given and, pursuant to Section 8.1(a), as of the Closing Date, a material fact necessary to make the statements therein not misleading.

          Section 4.24 Safety Reports. Schedule 4.24 sets forth a complete listing of all workers' compensation reports under the Workplace Safety and Insurance Act, 1997 (Ontario) and other similar legislation in other jurisdictions in which the Company or any Subsidiary operates, dangerous goods occurrences, warning letters, sanctions or other statements evidencing intervention by the Ministry of Transportation (Ontario), the Minister of Transport (Canada), Ministry of Labor (Ontario) or the Governmental Body in the other jurisdictions in which the Companies or any Subsidiary operates and all documents relating to any of the foregoing since September 30, 1996.

          Section 4.25 Transactions with Certain Persons. Except as set forth on
Schedule 4.25, during the past three years none of the Companies nor any Subsidiary has, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of the Companies or any Subsidiary), in the ordinary course of business or otherwise,
(a) any Seller, any Affiliate thereof or any other person not dealing at arm's length with any of the foregoing (within the meaning of the Income Tax Act (Canada)) ("Arm's Length"); (b) any Seller or any Affiliate thereof or any person that directly or indirectly owns or in the last 24 months has owned any equity interest in the Companies or any Subsidiary; or (c) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Seller or any Affiliate thereof or any person that directly or indirectly owns or in the last 24 months has owned any equity interest in the Companies or any Subsidiary. Except as set forth in Schedule 4.25, none of the Companies nor any Subsidiary owes any amount to, or has any Contract with or commitment to, any of its shareholders, directors, officers, employees or consultants or any other person not dealing at Arm's Length with the Companies or any Subsidiary (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business not in excess of $100,000 in the aggregate), and none of such persons owes any amount to the Companies or any Subsidiary. Schedule 4.25 reflects all transactions between the Companies or any Subsidiary and any Sellers or any Affiliate thereof for the year ended 1998. Except as set out in Schedule 4.25, no person who is or was in the last three years an officer, director or shareholder of the Companies or any Subsidiary and no other person not dealing at Arm's Length with the Companies or any
Subsidiary:

               (i) owns, directly or indirectly, any interest in (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the business of the Companies or any Subsidiary or a lessor, lessee, supplier, distributor, sales agent or customer of the Companies or any Subsidiary;

               (ii) owns, directly or indirectly, in whole or in part, any property that the Companies or any Subsidiary uses in the operation of their respective businesses; or

               (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Companies or any Subsidiary, except for any liabilities reflected in the Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the Employee Plans.

          Section 4.26 Accounts Receivable. The accounts receivable of the Companies and the Subsidiaries are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions in the ordinary course of business, are owned free and clear and not subject to any Lien except Permitted Liens, and are, as of the date hereof and, pursuant to Section 8.1(a), the Closing Date, current and collectible, net of any reserves shown on the CTI Financial Statements and the Fastair Financial Statements and the interim unaudited financial statements of CTI and Fastair for the respective four-week periods subsequent thereto that have been delivered to Eagle or Buyer prior to the date hereof (which reserves are adequate and were calculated consistent with past practice). Subject to such reserve, each of such accounts receivable are, as of the date hereof and, pursuant to Section 8.1(a), the Closing Date, collectible in full, without any setoff and without resort to litigation, within 180 days after the day on which it became due and payable.

          Section 4.27 Investment Representations.

          (a) Experience; Status.

               (i) Each Seller has experience in analyzing and investing in companies like Eagle and is capable of evaluating the merits and risks of its investment in Eagle and has the capacity to protect its own interests. To the extent necessary, each Seller has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the transfer to the Sellers from Buyer, and owning the Eagle Common Stock Seller will receive pursuant to this Agreement, it being understood that neither Eagle nor Buyer has retained legal or financial advisors on behalf of Seller.

               (ii) Seller is an Accredited Investor (as such term is used in Rule 501 under the Securities Act of 1933, as amended, of the United States of America (the "Securities Act")) by reason of the criteria specified for that Seller in Schedule 4.27, is able to bear the economic risk of its investment in the Eagle Common Stock and has sufficient net worth to sustain a loss of its entire investment in the Eagle without economic hardship if such loss should occur.

          (b)  Access to Buyer Information.

               (i) Each Seller has had an opportunity to discuss Eagle's business, management and financial affairs with the members of Eagle's management and has had the opportunity to review Eagle's facilities. Each Seller has also had an opportunity to ask questions of the officers of Eagle which questions were answered to its satisfaction. Each Seller acknowledges that it is familiar with the nature of Eagle's business. Each Seller has received the material described in
          Section 5.6.

               (ii) Seller has received no representations or warranties from Eagle and the Buyer, or their employees, affiliates, attorneys, accountants or agents, except as set forth in this Agreement.

               (iii) Seller understands that the purchase of the Eagle Common Stock involves numerous risks.

          (c) Investment Purposes; Rule 144.

               (i) Each Seller is acquiring the Eagle Common Stock solely for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Each Seller understands that the Eagle Common Stock has not been registered under the Securities Act or applicable state, province and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state, province and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Seller's representations as expressed herein. Each Seller understands that Eagle and the Buyer are relying, in part, upon the representations and warranties contained in this
          Section 4.27(c) for the purpose of determining whether this transaction meets the requirements for such exemptions.

               (ii) Each Seller acknowledges and understands that it must bear the economic risk of its investment in the Eagle Common Stock for an indefinite period of time because the Eagle Common Stock must be held indefinitely unless subsequently registered under the Securities Act and applicable state, province and other securities laws or unless an exemption from such registration is available. Each Seller understands that Eagle has not agreed to and does not plan to file a registration statement to register the resale of the Eagle Common Stock under the Securities Act. In addition, the Eagle Common Stock is subject to the restriction on transfer in Section 2.3.

               (iii) Each Seller is aware of the current provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the issuer of the securities, the resale occurring not less than one year after a party has purchased from an issuer or its affiliate and paid the full purchase price for the securities to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three-month period not exceeding specified limitations. Seller understands that any transfer agent of Eagle will be issued stop-transfer instructions with respect to such Eagle Common Stock unless such transfer is subsequently registered under the Securities Act and applicable state, province and other securities laws or unless an exemption from such registration is available.

          (d) No Status as Reporting Issuer in Canadian Jurisdictions. Each Seller is aware that Eagle is not a reporting issuer pursuant to the Securities Act (Ontario) or pursuant to the security legislation of any other province or territory in Canada and that Eagle is relying upon one or more prospectus exemptions available under such legislation to complete the distribution of the Eagle Common Stock. Each Seller further acknowledges that such securities are subject to certain resale restrictions contained in the securities legislation of the Canadian jurisdiction to which the Seller is subject.

          Section 4.28 Year 2000. No computer system owned or operated by the Companies or any Subsidiary, and, to the best knowledge of each Seller, no computer system of any substantial or critical supplier to or customer of the Companies or any Subsidiary the operation of which is relevant to the business of the Companies or any Subsidiary, will fail or produce corrupt data or otherwise have its operation interrupted or adversely affected as a result of the year 2000 or any subsequent year being reached or being in any way referred to in any operating system, application software or data file. For the purposes of the foregoing, a computer system includes any computer hardware or software, and any plant, machinery, equipment or control system in which any computer program is embedded.

          Section 4.29 Business and Management of the Companies. The business of the Companies and the Subsidiaries is managed exclusively by their officers and employees; and no person has authority to bind the Companies and the Subsidiaries other than its officers and employees acting in the ordinary and ostensible course of their duties. The Companies and the Subsidiaries are not, nor have they agreed to become, a member of any partnership, joint venture, consortium, trade association or any other association of persons (whether incorporated or not incorporated) except those listed on Schedule 4.29; and the Companies and the Subsidiaries have at all times been in compliance in all material respects with all regulations, guidelines and codes of conduct by such trade or other association.

          Section 4.30 Certain Payments. Within the last two years no current or former director, executive, officer, representative, agent, equity owner or employee of the Companies or any Subsidiary (when acting in such capacity or otherwise on behalf of the Companies or any Subsidiary or any of their predecessors), (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 of the United States or of the Corruption of Foreign Public Officials Act (Canada); (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made at any time any false or fictitious entries on the books and records of any of the Companies or any Subsidiary; (f) has made any bribe, rebate, payoff, influence payment, kickback or other similar or unlawful payment of any nature using corporate funds or otherwise on behalf of the Companies or any Subsidiary; or (g) made any material favor or gift that is not deductible for income Tax purposes using corporate funds or otherwise on behalf of the Companies or any Subsidiary.

          Section 4.31 Accounts and Attorneys. Schedule 4.31 sets forth a true and complete list showing:

          (i) the name of each bank, trust company or similar institution in which the Companies or any Subsidiary has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

          (ii) the name of each person, firm, corporation or business organization holding a general or special power of attorney from the Companies or any Subsidiary and a summary of the terms thereof.

          Section 4.32 Directors and Officers. Schedule 4.32 sets forth the names and titles of all the officers and directors of each of the Companies and each Subsidiary.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer and Eagle jointly and severally represent and warrant to each Seller the following:

          Section 5.1 Corporate Status and Good Standing. Buyer and Eagle are corporations duly organized, validly existing and in good standing under the laws of Ontario and Texas, respectively, with full corporate power and authority under their respective certificates or articles of incorporation and bylaws or other organizational documents to conduct their business as the same exists on the date hereof and on the Closing Date.

          Section 5.2 Authorization. Each of Buyer and Eagle has full corporate power and authority under its certificate or articles of incorporation and bylaws or other organizational documents, and its board of directors has taken all necessary corporate action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of Buyer and Eagle, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law). Upon delivery, the Eagle Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

          Section 5.3 Non-Contravention. Neither the execution and delivery of this Agreement and the schedules and exhibits hereto, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with or result in breach of or require notice or consent under any law, the charter or bylaws of Buyer or Eagle or any provision of any agreement or instrument to which Buyer or Eagle is a party, other than in connection with the approval of the inclusion of the Eagle Common Stock or Eagle on the Nasdaq National Market.

          Section 5.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Buyer or Eagle in connection with this Agreement.

          Section 5.5 Broker Involvement. Neither Buyer nor Eagle has not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

          Section 5.6 Exchange Act Reports. The information concerning Eagle in Eagle's filings, reports and submissions under the Securities Exchange Act of 1934, including, without limitation, the financial statements included therein, made since the beginning of its most recent fiscal year, true copies of which have been provided to the Sellers, does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          Section 5.7 Litigation. Except as set forth on Schedule 5.7, or in the documents described in Section 5.6, there is no claim or proceeding or litigation of any type pending or threatened involving Eagle or Eagle Canada that would have a material adverse effect on Eagle or Eagle Canada.

          Section 5.8 Financial Records; Budget. (a) The Eagle Canada Financial Statements previously delivered to the Sellers, in all material respects, are accurate and complete, were prepared in accordance with Canadian GAAP (except as set forth therein) and fairly present the financial condition and results of operations of Eagle Canada.

          Section 5.9 Liabilities. Except as set forth in Schedule 5.9, in the Eagle Canada Financial Statements or in the documents described in Section 5.6, there is no existing, contingent or threatened liability, obligation, Lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to or has been or may be asserted against Eagle Canada or the Buyer, other than liabilities arising after the date of the Eagle Canada Financial Statements or the date of the documents described in Section 5.6, as the case may be, in the ordinary course of business consistent with past practice.

                                   ARTICLE VI

                       ADDITIONAL AGREEMENTS AND COVENANTS

          Section 6.1 Other Offers. From and after the date hereof and until the Closing, none of the Companies nor their Subsidiaries nor any of their respective officers, directors, shareholders, employees, Affiliates, representatives or agents shall, directly or indirectly, (a) solicit, enter into or conduct discussions relating to, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving the Companies or any of their Subsidiaries or the acquisition of an equity interest in, or a substantial portion of the assets of, the Companies or any of their Subsidiaries, or (b) disclose any nonpublic information relating to the Companies or any of their Subsidiaries or their respective businesses, or afford access to the properties, books or records of the Companies or any of their Subsidiaries, to any person or entity.

          Section 6.2 Conduct of the Business Pending the Closing. Until the Closing, each Seller shall comply, and Sellers shall cause the Companies and their Subsidiaries to comply, with the provisions set forth below:

          (a) The Companies and their Subsidiaries shall operate their respective businesses only in the ordinary course;

          (b) Sellers shall promptly notify Buyer of, and furnish to Buyer any information that Buyer may reasonably request with respect to, the occurrence of any event or the existence of any state of facts that may result in the representations and warranties of any Seller not being true if they were made at any time prior to or as of the Closing Date;

          (c) Except as required by the Employee Plans and set forth on Schedule
     4.16 and except in the ordinary and normal course of business, neither the Companies nor any of their Subsidiaries shall (i) grant or agree to grant any bonuses to any employee, (ii) grant any general increase in the rates of salaries or compensation of its or their employees or any specific increase to any employee, (iii) provide for any new pension, retirement or other employment benefits to any of its or their employees or any increase in any existing benefits or (iv) terminate or amend in any respect or provide for any material increase in benefits under any Employee Plan;

          (d) Except pursuant to an Approved Reorganization, neither the Companies nor any of their Subsidiaries shall amend their respective bylaws, articles, or other organizational and constituent documents, nor shall they enter into any merger, exchange or consolidation agreement. An Approved Reorganization must satisfy the requirements of Section 4.3(c). All costs and expenses of an Approved Reorganization shall be borne by the Sellers;

          (e) The Companies and their Subsidiaries shall not implement or adopt
     (i) any change in its accounting methods or principles or the application thereof (including depreciation lives) or (ii) any material change in their tax methods or principles or the application thereof (including depreciation lives).

          (f) The Sellers and the Companies and their Subsidiaries shall use best efforts to maintain and preserve the business of the Companies and their Subsidiaries intact, to retain their present employees so that they will be available after the Closing and to maintain existing relationships with customers, suppliers and others so that those relationships will be preserved after the Closing;

          (g) Neither the Companies nor any of their Subsidiaries shall sell, assign or dispose of any of its assets or properties, tangible or intangible, or incur or assume any liabilities or enter into any sale/leaseback or similar transaction, except for sales and dispositions made, or liabilities incurred, in the ordinary course of business consistent with past practices;

          (h) Neither the Companies nor any of their Subsidiaries shall assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except in the ordinary course of business consistent with past practices and in amounts not material to their respective businesses;

          (i) The Companies and their Subsidiaries shall maintain in full force and effect all insurance currently maintained;

          (j) Neither the Companies nor their Subsidiaries shall take, or agree in writing or otherwise to take, any of the actions described in this
     Section 6.2 or any action that would make any representation or warranty inaccurate or untrue or that would result in any of the conditions set forth in Article VIII hereof not being satisfied;

          (k) The Companies and their Subsidiaries shall comply with all Laws, including, without limitation, Environmental Laws;

          (l) The Companies and their Subsidiaries shall maintain their books of account and records in the usual, regular and customary manner consistent with practices employed prior to the date hereof;

          (m) Except with the prior written consent of Buyer, neither the Companies nor any of their Subsidiaries shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities or equity equivalents or amend any of the terms of any such securities or agreements; and

          (n) Except with the prior written consent of Buyer, neither the Companies nor any of their Subsidiaries shall declare, set aside or pay any dividend or other distribution in respect of the capital stock of the Companies or any of their Subsidiaries, and neither the Companies nor any of their Subsidiaries shall make any direct or indirect redemption, purchase or other acquisition of any such stock.

          Section 6.3 Public Announcements. (a) The Sellers and prior to the Closing the Companies or any of their Subsidiaries shall not, without the prior approval of Buyer, issue, or permit any of the Companies' partners, directors, officers, employees, agents or Subsidiaries or Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, provided that the parties may make such disclosure as is required by applicable law or regulation in the reasonable opinion of their respective counsel and upon prior notification of and consultation with the other party.

     (b) Prior to the Closing, the Buyer and Eagle or any of their Subsidiaries shall not, without the prior approval of Ajay Virmani, issue, or permit any of Eagle's or the Buyer's partners, directors, officers, employees, agents or Subsidiaries or Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, provided that the parties may make such disclosure as is required by applicable law or regulation in the reasonable opinion of their respective counsel and upon prior notification of and consultation with the other party.

          Section 6.4 Further Assurances. Each of the Sellers, the Buyer and Eagle will execute and deliver, or cause to be executed and delivered, with reasonable diligence, such other documents and do such other things as the other parties hereto, or any one of them, may from time to time reasonably request either before or after Closing which may be reasonably necessary or desirable to complete the transactions contemplated by this Agreement or any agreement entered into pursuant hereto and to carry out its provisions, including, without limitation, the execution and delivery and the doing of all other things necessary or desirable to transfer the Shares to the Buyer and to issue the Eagle Common Stock to the Sellers in accordance with and subject to this Agreement, in a form and substance satisfactory to the party making such request and without further consideration.

          Section 6.5 Covenants Against Competition and Solicitation.

          (a) Definitions. For purposes of this Section 6.5, the following words shall have the following meanings:

          Business: means the business, as carried on by the Companies and their Subsidiaries at the Closing Date or during the five years prior thereto, of providing or arranging, in relation to the goods of third parties, air and sea freight forwarding, trucking, air import and air export, air, sea or land cargo transportation, special crating, ground transportation, local pickup and delivery, customs brokerage, load brokerage, logistics, warehousing or storage services, and any other business which the Companies or their Subsidiaries are currently planning or intend to pursue;

          Customers: means the customers, accounts or Intermediaries of the Companies or their Subsidiaries or the Combined Businesses at the Closing Date or during the five years prior thereto;

          Employee: means any person who is or has been an employee or broker of the Companies or their Subsidiaries at the Closing Date or during the one year prior thereto;

          Intermediary: means any person who is an affiliate, agent or intermediary (including, without limitation, Commercial Transport International or any of its network of affiliates or relationships) which the Companies or their Subsidiaries use, engage or rely upon to carry on the Business at the Closing Date or during the five years prior thereto;

          (b) Noncompetition and Nonsolicitation. As an essential consideration for the obligations of Eagle and Buyer under this Agreement, each Seller hereby agrees and covenants that, for a period of three years following the Closing Date, no Seller or Affiliate thereof shall, for whatever reason and with or without cause, either individually or in partnership or jointly or in conjunction with any person, as principal, agent, employee, shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed 5% of the outstanding shares so listed), owner, investor, partner or in any other manner whatsoever, directly or indirectly:

               (i) carry on, be engaged in or employed with, or otherwise render services to or on behalf of, any person which competes with the Business, or do any of the foregoing through, with or in reliance upon any Intermediary;

                    (A) in Canada, whether such services relate to domestic,
               transborder (Canada-U.S.A. or U.S.A.-Canada) or international shipments or whether originating from or destined to points in Canada;

                    (B) in each locale or over each gateway in or outside Canada in or over which the Companies or their respective Subsidiaries currently engage or plan or intend to engage in the Business; or

               (ii) solicit or knowingly assist any person, directly or indirectly, to solicit any Customers if such solicitation is intended or calculated to obtain the custom or trade of such Customers for a business which competes with the Business; or

               (iii) induce or attempt to induce any Customers to reduce or curtail their business with or to terminate their relationship with the Companies or their Subsidiaries or the Combined Business; or

               (iv) induce or encourage any Employee to terminate his or her employment with the Companies or their Subsidiaries or the Combined Business; or

               (v) hire or attempt to hire or otherwise solicit any Employee; or

               (vi) interfere in any manner with the relationship of the Companies or their Subsidiaries or the Combined Business with any Customers or Employee;

     provided that the foregoing provisions shall not apply to any Seller in his capacity as an employee of any of the Companies or their respective Subsidiaries or the Combined Business and provided that the foregoing provisions shall not prevent or in any way adversely affect the ability of Raymon Lord and/or Ajay Virmani to engage in any business which competes with the Business within India and/or Sri Lanka.

          (c) Separate and Distinct. If Eagle or Buyer believes any Seller or Affiliate has violated the provisions of this Section 6.5, Eagle or Buyer shall have the right to seek relief from any court of competent jurisdiction. Each Seller acknowledges that money damages alone will not adequately compensate Eagle or Buyer in the event of a breach of the covenants of this Section 6.5. Therefore, each Seller agrees that in addition to all remedies available at law, in equity or under this Agreement, Eagle or Buyer shall be entitled to injunctive relief for the enforcement of this covenant. If any covenant or provision in this Section 6.5 is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and, without limitation, paragraphs (i),
     (ii), (iii), (iv), (v) and (vi) of subsection (b) hereof and clauses (A) and (B) of paragraph (i) are declared to be separate and distinct covenants. Each Seller agrees that the covenants in this Section 6.5 are reasonable with respect to their duration, scope and geographical area. To the fullest extent allowed by law, if, at the time of enforcement of this Section, a court should hold that the restrictions herein are unreasonable under the circumstances then existing or otherwise, the parties agree that the maximum duration, scope or geographical area legally permissible under such circumstances will be substituted for the duration, scope or area stated herein.

          (d) Independent Covenant. All the covenants in this Section 6.5 are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Seller against Eagle or Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Eagle or Buyer of any covenant in this Section 6.5 unless and until such claim or action has been found in Seller's favor by an arbitrator under Section 10.13 or a court of competent jurisdiction and Buyer has failed to promptly comply with such an arbitral award or order by such court and such failure is continuing. It is specifically agreed that the period specified in Section 6.5 shall be computed in the case of each Seller by excluding from that computation any time during which that Seller is in violation of any provision of Section 6.5. The covenants contained in this Section 6.5 shall not be affected by any breach of any other provision hereof by any party hereto.

          (e) Materiality. The Companies and their Subsidiaries and each Seller, severally and not jointly with any other Person, hereby agree that this
     Section 6.5 is a material and substantial part of the transactions contemplated hereby.

          Section 6.6 Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it under applicable law.

          Section 6.7 Access to Information. Prior to Closing, Eagle and Buyer may make such investigation of the business and properties of the Companies and their Subsidiaries as Eagle and Buyer may desire and, upon reasonable notice, the Companies and their Subsidiaries shall give to Eagle and Buyer and their counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the property, books, commitments, agreements, records, files and personnel of the Companies and their Subsidiaries, and the Companies shall furnish to Eagle and Buyer during that period all copies of documents and information concerning the respective businesses of the Companies and their Subsidiaries as Eagle and Buyer may reasonably request, subject to applicable law. Eagle and Buyer shall hold all such information and documents in confidence.

          Section 6.8 Other Action. Each of the parties shall use its reasonable best efforts to cause the fulfillment at the earliest practicable date but, in any event, prior to the Closing Date of all conditions to their respective obligations to consummate the transactions under this Agreement.

          Section 6.9 Consents. After the Closing, the Sellers will use their best efforts to obtain any consents or approvals or assist in any filings required in connection with the transactions contemplated hereby that are requested by Buyer and that have not been previously obtained or made.

          Section 6.10 Cooperation with Financings and Financial Reporting. The Sellers acknowledge and understand that Eagle may be required to obtain certain information relating to the business of the Companies and their Subsidiaries, including, but not limited to, audited or unaudited financial statements of the Companies and their Subsidiaries, and disclose such information in registration statements and other documents filed with the Securities and Exchange Commission under the federal securities laws or in disclosure documents given investors in certain securities offerings. The Sellers agree to use their best efforts to cooperate fully and promptly, and shall cause their affiliates, accountants, counsel and other agents and representatives to cooperate fully and promptly, with Eagle in connection therewith.

          Section 6.11 Restrictions on Transfer; Legends. Prior to any proposed transfer (whether by sale, assignment, pledge or otherwise) of shares of Eagle Common Stock, the proposed transferor (the "Transferor") will give written notice to the Buyer of his intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Buyer, addressed to the Buyer, to the effect that the proposed transfer of the securities in question may be effected without registration under the Securities Act, and that such proposed transfer does not call into question the exemption from registration under which such shares of Eagle Common Stock were initially issued by the Buyer to the Seller. Any such legal opinion must be reasonably satisfactory to the Buyer and must state that it may also be relied upon by any applicable transfer agent or stock exchange or counsel to the Buyer. The Buyer may also require a certificate of the Transferor that certifies as to matters that assist the Buyer in establishing compliance with securities laws as at the time of the proposed transfer (including, without limitation, representations relating to the proposed transfer and the transferee of the type set forth in Section 4.27 hereto). Upon compliance with the terms hereof to the reasonable satisfaction of the Buyer, the Transferor shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Transferor to the Buyer. Each certificate evidencing the shares of Eagle Common Stock so transferred shall bear an appropriate restrictive legend reasonably deemed appropriate by the Buyer, including any appropriate legend relating to the restrictions and obligations set forth in this Section 6.11 and in Section 4.27 hereto. The Transferor will, prior to any transfer (unless such transfer is made pursuant to Rule 144 or an effective registration statement under the Securities
Act), cause any transferee of the shares of Eagle Common Stock, to enter into an agreement with the Buyer that the transferee will take and hold such securities subject to the provisions and upon the conditions specified in this Section 6.11 and in Section 4.27 hereto. In the case of a transfer pursuant to Rule 144, if the Transferor or a broker acting on its behalf shall furnish Eagle with customary documentation for transfers made in accordance with Rule 144, including evidence of the filing of a Form 144 to the extent required, and unless it appears that such documentation is false or misleading or Seller has reason to doubt that such transfer may not be in compliance with Rule 144, the Buyer shall take such action as shall be required, including delivery to Eagle's transfer agent of a customary issuer's opinion, in order to facilitate such transfer. Without limiting the generality of any other provision hereof, the provisions of this Section shall be binding on successive transferees. Eagle shall have no obligation to effect any transfer on its books and records (and no such attempted transfer shall be effective) unless such transfer is made in accordance with the terms of this Section 6.11. The Buyer may issue stop transfer instructions to any transfer agent for the Eagle Common Stock in order to implement any restriction on transfer contemplated by this Section 6.11 or
Section 4.27 hereto. The Eagle Common Stock shall contain the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE. THE SHARES WERE ISSUED PURSUANT TO AN AGREEMENT WHICH INCLUDES ADDITIONAL RESTRICTIONS ON THEIR TRANSFER AND COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          Section 6.12 Shareholder Loan. No later than 180 days following the Closing, and earlier as the cash flow of the Combined Business permits (in the opinion of Buyer), the Buyer shall cause Fastair to pay to or for the benefit of the Sellers, in consideration for services rendered by the Sellers prior to the Closing and as repayment of a loan to Fastair by the Sellers, the aggregate amount, without any interest thereon, not to exceed $2,200,000, less any applicable withholding Taxes. Notwithstanding anything to the contrary contained herein, management fees will no longer accrue beginning September 5, 1999.

          Section 6.13 Tax Returns and Audits. After the Closing, each of the Sellers agrees to provide (in addition to any other assistance or information required hereunder):

          (a) the Buyer, Eagle, the Companies and each Subsidiary with such assistance as may be reasonably requested by such entity in connection with the preparation of any tax return, election, filing or report relating to liability for taxes, in respect of the Companies or any Subsidiary for any or all taxation periods all or part of which end on or prior to the Closing;

          (b) the requesting party any records or information which may be relevant to such tax return, election, filing or report or any audit or examination referred to in section (a); and

          (c) such assistance as may be reasonably requested by the Buyer, Eagle, the Companies or any Subsidiary in connection with any audit or examination by any taxing authority, or any judicial or administrative proceedings relating to liability for taxes in respect of the Companies or any Subsidiary for any or all taxation periods all or part of which end on or prior to the Closing.

          Section 6.14 Delivery of Shares. In furtherance of Buyer's obligations under this Agreement, Buyer shall forthwith deliver the Eagle Common Stock as and when due to the Sellers, in accordance with and subject to the terms and conditions of this Agreement. All such Eagle Common Stock shall be duly issued as fully paid and nonassessable and shall be free and clear of any lien, claim or encumbrance.

          Section 6.15 Tax Set-Off. Anything to the contrary herein or in the CTI Agreement notwithstanding, the Sellers agree that they shall pay, either by direct payments to the Buyer from the Sellers' personal funds or through set-off against the Guaranteed Payments (as defined in this Agreement) or other amounts due to the Sellers under this Agreement, all Taxes to which the Companies or any successors thereto becomes liable or any expense, liability or cost incurred as a consequence of any transactions undertaken as part of an Approved Reorganization which is not recoverable in the current taxation year as a refund of taxes or as a deduction in computing the income or taxable income of the Companies and any successors thereto (the "Reorganization Taxes"). Should any such refund or deduction become available in a subsequent taxation year, the Buyer will return to the Seller the relevant portion of the payment previously made by the Seller together with any interest received by the Buyer in respect of such refund. The indemnification procedure set out in Sections 7.4 and 7.5 shall apply to this Section 6.15. A payment required to be made under this
Section 6.15 shall be made by the Sellers on or before the date on which any Reorganization Taxes are required to be paid by the Companies or any successors thereto to a relevant Tax Authority as may be agreed upon by the competent authorities under the relevant legislation and the Sellers or failing such agreement, such amount as may be determined by a competent tribunal having jurisdiction in the matter, after all rights of appeal have been exhausted or all times to appeal have expired, or to another relevant person, as the case may be. If Sellers have not made such payment in full on or before such date, Sellers hereby irrevocably direct Buyer to effect the set-off described above in an amount calculated to reimburse the Reorganization Taxes which the Sellers have not paid together with interest thereon, if any, imposed by such Tax Authority or other person, as the case may be, from the date the payment should have been made to the date on which sufficient Guaranteed Payments or other amounts become due to the Sellers to permit the Buyer to effect each such set-off. Such right to set-off shall be at Buyer's election and shall not restrict Buyer's ability to seek payment directly from Sellers' personal funds. Buyer shall not be obliged to defer any set-off under this Section 6.15 if to do so would result in there being insufficient amounts remaining to be paid to Sellers to allow for the set-off.

          Section 6.16 Section 116 Certificate. Ajay Virmani shall on or before the Closing Date, deliver to the Buyer a certificate issued by Canada Customs and Revenue Agency pursuant to subsection 116(2) of the Income Tax Act (Canada) (a "Section 116 Certificate") in respect of the proposed disposition by Ajay Virmani, as trustee of the Shares owned by Ajay Virmani, in Trust (the "Trust Shares"). The Section 116 Certificate delivered by Ajay Virmani shall specify a "certificate limit" in an amount not less than the "proceeds of disposition" (the "Proceeds") on account of the Purchase Price payable in respect of the Trust Shares, as those terms are defined for purposes of Section 116. The Section 116 Certificate shall be deemed not to have been delivered in respect of any payment or part thereof on account of the Purchase Price payable in respect of the Trust Shares if, in the opinion of the Buyer and its counsel, acting reasonably, it does not exonerate the Buyer from liability under Section 116 of the Income Tax Act (Canada) in respect of such payment or part thereof on account of the Proceeds;

     (a)  In the event that the Section 116 Certificate required under this
          Section 6.16 has not been delivered by Ajay Virmani to the Buyer on or before the Closing Date, or in the event that a Section 116 Certificate that is delivered by Ajay Virmani does not specify a "certificate limit" that is no less than the Proceeds, the Buyer shall withhold from the Purchase Price an amount equal to 331/3% of the amount due on account of the Trust Shares, or, if a Section 116 Certificate has been delivered by Ajay Virmani, an amount equal to 331/3% of the Purchase Price payable in respect of the Trust Shares less the certificate limit specified in the Section 116 Certificate (the "Withheld Amount"). The Withheld Amount shall be deposited by the Buyer's counsel pursuant to an irrevocable direction of the Buyer in an interest bearing trust account at a bank located in Ontario to be held for the benefit of Ajay Virmani, in Trust or in accordance with his direction, to be disposed of as set out herein. The Withheld Amount shall be remitted by Buyer's counsel to the Receiver General of Canada on the day that the Withheld Amount is required to be so remitted pursuant to subsection 116(5) of the Income Tax Act (Canada) (the "Remittance Date"). All interest earned on the Withheld Amount shall be for the account of Ajay Virmani, in Trust, and the full amount of such interest less any applicable taxes of any nature whatsoever applicable to such interest shall be paid by Buyer's counsel to Ajay Virmani, in Trust or in accordance with his direction, on the Remittance Date.

     (b) Notwithstanding the foregoing, if a Non-Resident Shareholder delivers a Section 116 Certificate to Buyer's counsel at any time after the Closing Date and prior to the day that is two Business Days before the Remittance Date that in the opinion of Buyer and its counsel exonerates the Buyer from liability under Section 116 of the Income Tax Act (Canada) in respect of any payment on account of the Proceeds in the amount of the "certificate limit" specified in the Section 116 Certificate, Buyer's Counsel shall pay to Ajay Virmani, in Trust, or in accordance with his direction, on account of the Proceeds an amount equal to the amount, if any, by which

          (i) the aggregate of

               (A)  the Withheld Amount

                    and

               (B)  the amount, if any, by which

                    (I) the amount of interest received by Buyer's counsel on the Withheld Amount exceeds

                    (II) the amount of any tax payable by the Buyer in respect of any interest on the Withheld Amount or which the Buyer or Buyer's counsel is required or entitled to withhold or deduct in respect of such interest exceeds

          (ii) 33 1/3% of the amount, if any, by which

               (A)  the Proceeds

                    exceeds

               (B) the "certificate limit" specified in the Section 116 Certificate.

In the event that the Proceeds are subsequently adjusted upward so that they exceed the certificate limit of a Section 116 Certificate delivered by Ajay Virmani, Ajay Virmani shall deliver a revised Section 116 Certificate or the Buyer will withhold 33 1/3% of the amount payable in respect of such adjustment and the provisions of this Section shall apply to such withheld amount, mutatis mutandis.



                                   ARTICLE VII

                     EXTENT AND SURVIVAL OF REPRESENTATIONS;

                      WARRANTIES, COVENANTS AND AGREEMENTS;

                                 INDEMNIFICATION

          Section 7.1 Seller's Indemnity Obligations. Each Seller, jointly and severally, agrees to indemnify Eagle and Buyer (including their officers, directors, employees and agents) against, and hold harmless from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments, fines, penalties, assessments, fees for investigation and expenses (including, without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by Eagle and Buyer or any of their Affiliates, the Companies or any of their respective Subsidiaries as a result of
(a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of any Seller in this Agreement; (b) any violation or breach by any Seller of or default by any Seller under the terms of this Agreement; (c) the past or present presence, release, remediation or cleanup of, or exposure to, Hazardous Substances relating to or located on, within or under any assets owned, leased or used by the Companies or any Subsidiary; (d) the Consolidation; (e) claims of persons who were equity holders of any CTM Companies prior to the Closing (in their capacity as such); and (f) any Approved Reorganization. Eagle and Buyer shall be entitled to recover their reasonable and necessary attorneys' fees and litigation and arbitration expenses incurred in connection with successful enforcement of their rights under this Section. Notwithstanding anything to the contrary in this
Article VII, Dan Mills and the Ajay Virmani Trust shall not be deemed to have any indemnification obligation for Indemnified Amounts relating solely to CTM.

          Section 7.2 Buyer's Indemnity Obligations. Buyer and Eagle shall indemnify each Seller against, and hold him harmless from and against, any and all Indemnified Amounts incurred by such Seller as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of Buyer and Eagle in this Agreement or (b) any violation or breach by Buyer or Eagle of or default by Buyer or Eagle under the terms of this Agreement, except to the extent such Indemnified Amount relates to a matter for which indemnification would be provided under Section 7.1 without regard to the indemnification limitations provided herein or to an action or omission by such Seller after the Closing. The failure of Buyer or Eagle to cure, remediate or otherwise repair any condition or circumstance existing at the Closing or caused by any Seller shall not be deemed an "omission" for purposes hereof. Each Seller shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section.

          Section 7.3 Survival; Threshold and Limits of Liability. (a) The representations and warranties, and covenants and agreements to be performed prior to the Closing that are set forth in this Agreement or in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for three years (including any extensions thereof) except
(i) the representations and warranties set out in Sections 4.1, 4.2 and 4.7 (and the corresponding representations and warranties set out in or in any certificate or instrument delivered in connection herewith) shall survive and continue in full force and effect without limitation of time; (ii) in the case of the representations and warranties relating to any Taxes which shall survive the Closing and continue in full force and effect until, but not beyond, the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for Tax under applicable Tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such Tax legislation to the Companies or any Subsidiary, provided the Companies or any Subsidiary did not file any waiver or other document extending such period; or (iii) in the case of a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation shall survive and continue in full force and effect without limitation of time, subject only to applicable limitation periods imposed by law) (the period during which the representations and warranties and covenants shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), but shall thereafter terminate and be of no further force and effect unless a written notice asserting a claim shall have been made pursuant to this Article VII within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall remain in effect for purposes of such indemnification notwithstanding that such claim may not be resolved within the Survival Period. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation. No party shall be liable under this Article VII for the breach of any representation or warranty unless the aggregate amount of such liability (for all such claims) exceeds $100,000 under Article VII of this Agreement and Article VII of the CTI Agreement, in which event the Indemnifying Party shall be fully liable without regard to such threshold; solely for purposes of this Section 7.3, in determining whether there has occurred a breach of a representation or warranty under Article IV, the provisions of the representations and warranties contained in such article shall be read and interpreted as if the words "material," "in all material respects" and other materiality qualifications were not contained therein. The limit in the preceding sentence of this Section 7.3 shall not apply with respect to amounts due under any provisions of this Agreement other than this Article VII. The maximum aggregate amount that the Sellers may be liable for pursuant to this Section 7.3 and Section 7.3 of the CTI Agreement shall be $17,000,000.

          (b) Non-Waiver. No investigations made by or on behalf of the parties at any time shall have the effect of superseding, prejudicing, waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any party to any other party herein or pursuant hereto or in any certificate or instrument delivered in connection herewith.

          Section 7.4 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

          (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third-Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third-Party Claim, an estimate of the amount of damages attributable to the Third-Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

          Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third-Party Claim and, if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to such Third-Party Claim, whether the Indemnifying Party elects to defend the Indemnified Party with respect to such Third-Party Claim.

          If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and notifies the Indemnified Party that it elects to defend such Third-Party Claim, the Indemnifying Party shall control negotiations toward resolution of such claim without the necessity of litigation, and if litigation ensues, defend the same with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party's expense, and the Indemnified Party shall extend reasonable cooperation in connection with such defense. The Indemnified Party shall be entitled to participate in, but not to control, the defense of any Third-Party Claim resulting in litigation, at its own cost and expense; provided, however, that if the parties to any suit or proceeding shall include the Indemnifying Party as well as the Indemnified Party, and the Indemnified Party shall have been advised by counsel that one or more legal defenses may be available to it that may not be available to the Indemnifying Party, then the Indemnified Party shall be entitled to elect to control such suit or proceeding, but the Indemnifying Party shall be obligated to bear the fees and expenses of counsel of the Indemnified Party, which shall be selected by the Indemnified Party in its complete and sole discretion. If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and the Indemnifying Party fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, the Indemnified Party shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and the Indemnifying Party shall be liable to the Indemnified Party for its expenses reasonably incurred or amounts paid in connection therewith. If the Indemnifying Party disputes its potential liability to the Indemnified Party within the Election Period or does not elect to defend such Third-Party Claim, then the Indemnified Party shall be entitled to assume control of such negotiations or defense of action, and the liability for the expense thereof, as well as any liability with respect to such Third-Party Claim, shall be determined as provided in Section 7.5 below. An Indemnified Party shall promptly provide all assistance reasonably requested by an Indemnifying Party in connection with the defense of any Third-Party Claim.

          If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third-Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third-Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.4, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

          Neither the Indemnifying Party nor the Indemnified Party shall settle, compromise or make any other disposition of any Third Party Claim which would or might result in any liability to the Indemnified Party or the Indemnifying Party under this Article VII without the written consent of such other party.

          (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third-Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

          Section 7.5 Arbitration of Disputes. If the Indemnifying Party disputes, either as to the amount or liability, that any claim described in a Claim Notice or an Indemnity Notice, as the case may be, is covered by such Indemnifying Party's covenant to indemnify contained in this Article VII, then the Indemnifying Party and the Indemnified Party agree to promptly negotiate in good faith to resolve their differences and to mutually agree upon an amount, if any, owed to Indemnified Party by the Indemnifying Party hereunder. If the Indemnifying Party and the Indemnified Party fail to agree within 30 days thereafter, the dispute shall be resolved by binding and final arbitration as set forth in Section 10.13.

          Section 7.6 General. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation. The indemnification obligations under this Article VII shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence of the Indemnified Party. The rights of the parties to indemnification under this Article VII shall not be limited due to any investigations heretofore or hereafter made by such parties or their representatives, regardless of negligence in the conduct of any such investigations. All representations, warranties and covenants and agreements made by the parties shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby.

          Section 7.7 Release. Subject to the limitations set forth in the last sentence in this Section and contingent upon the Closing occurring, Seller hereby unconditionally and irrevocably releases and forever discharges, effective as of and forever after the Closing, to the fullest extent permitted by applicable law, Buyer, its Subsidiaries and Affiliates and its and their respective officers, directors, employees and agents (including, after the Closing, each of the Companies and their Subsidiaries (collectively, the "Released Parties") from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "Pre-Acquisition Claims") against the Companies and their Subsidiaries, if any, or any of them that arises out of or is based on any agreement or understanding or act or failure to act (INCLUDING ANY ACT OR FAILURE TO ACT THAT CONSTITUTES ORDINARY OR GROSS NEGLIGENCE OR RECKLESS OR WILLFUL, WANTON MISCONDUCT), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the Closing (whether based on any Law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "Pre-Acquisition Matters"), including without limitation: (a) claims by the Seller with respect to repayment of loans or indebtedness (other than pursuant to Section 6.12); (b) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the Seller is a party; and
(c) claims by the Seller with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the Seller's employment with the Companies or any Subsidiary, the cessation of that employment, the Seller's status as an officer, director or stockholder of the Companies or otherwise (but excluding any and all claims in respect of (i) accrued and unpaid amounts owing to the Seller pursuant to each Employment Agreement disclosed in Schedule 4.16 in respect of their employment; (ii) accrued and unpaid cash compensation owing to the Seller in the normal and ordinary course of business and consistent with past practices; (iii) benefits accrued under each benefit plan the existence of which has been disclosed in Schedule 4.18, (iv) amounts or other obligations owing to the Seller pursuant to each agreement, if any, which is disclosed in
Schedule 4.9 and to which the Seller is a party) and (v) claims for indemnification, contribution, advancement of funds or reimbursement with respect to Seller's role as an officer, director, agent, equity owner, employee or fiduciary of the Companies or any Subsidiary. The Seller further agrees not to file or bring any litigation before any Governmental Body on the basis of or respecting any Pre-Acquisition Claim concerning any Pre-Acquisition Matter against any Released Party. Each Seller (a) acknowledges that he fully comprehends and understands all the terms of this Section and their legal effects and (b) expressly represents and warrants that (i) he is competent to effect the release made in this Section knowingly and voluntarily and without reliance on any statement or representation of any Released Party or its representatives and (ii) he had the opportunity to consult with an attorney of his or her choice regarding this Section. This Section shall not affect the rights of the Sellers under this Agreement or under any Employment Agreement.

          Section 7.8 Contingent Payment Offset. The number of shares of Eagle Common Stock or other amounts due in respect of the contingent payments to be made pursuant to Section 2.3 may at Buyer's option, be reduced by any amount conclusively due to Buyer (as ordered by an arbitrator under Section 7.5 or a court of competent jurisdiction) pursuant to Article VII or under any other provision of this Agreement, but the existence or exercise of such right of offset shall in no event limit the liability of any Seller to Buyer hereunder or limit the remedies of Buyer (with payment of the offset amount being made at a later date to the extent so ordered by an arbitrator under Section 7.5 or a court of competent jurisdiction). Anything to the contrary herein or in the CTI Agreement notwithstanding, Buyer shall be entitled to set-off appropriate amounts as described under and pursuant to Section 6.13 of the CTI Agreement.



                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

          Section 8.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the purchase under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

          (a) all representations and warranties of the Sellers contained in this Agreement shall be true and correct in all respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time, except such as will not have a material adverse effect and except such as would not reasonably be expected to have a material adverse effect on any Seller's or the Companies' ability to perform their respective obligations under this Agreement;

          (b) the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Sellers prior to or at the Closing;

          (c) Buyer shall have been furnished with a certificate, dated the Closing Date, executed by each Seller and by the president or chief executive officer of each of the Companies certifying to the fulfillment of the conditions specified in Section 8.1(a) and (b) hereof;

          (d) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction, restraining order or decree issued by a court of competent jurisdiction or any Governmental Body that shall prohibit, the consummation of this Agreement and there shall be no action or proceeding pending or threatened by any person seeking any such injunction, order or decree or seeking material damages in connection with the consummation of the transactions contemplated by this Agreement;

          (e) Sellers shall have delivered an opinion dated the Closing Date and addressed to Buyer from counsel for the Companies and the Sellers, in a form satisfactory to the Buyer, acting reasonably;

          (f) all orders, consents, Permits, authorizations, approvals, waivers of every Governmental Body or other Person required in connection with the consummation of the transactions contemplated hereby and all filings, notifications, registrations, notices herewith of all Governmental Bodies or other Persons required with respect to the consummation of such transactions shall have been obtained or given;

          (g) the Buyer shall have, in its sole discretion, received a favourable response from the Minister Responsible for the Investment Canada Act (Canada) determining that the Buyer's direct or indirect acquisition and continued direct or indirect ownership of the Companies and each Subsidiary by the Buyer is allowed. For greater certainty, the Buyer shall not, as a condition of obtaining such allowance, be required to deliver any undertaking or agree to any condition, which, in its sole discretion, is not favourable to the Buyer;

          (h) the closing under the CTI Agreement shall have occurred;

          (i) the Buyer, the Companies and the Subsidiaries and each of the parties thereto shall have entered into the Employment Agreements; and

          (j) the Section 116 Certificate described in Section 6.16 shall have been delivered.

          Section 8.2 Conditions Precedent to Obligations of the Sellers. The obligation of the Sellers to consummate the sale under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Sellers):

          (a) all representations and warranties of Eagle and Buyer contained in this Agreement shall be true and correct in all respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time, except such as would not reasonably be expected to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement;

          (b) Buyer shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing;

          (c) the Sellers shall have been furnished with a certificate, dated the Closing Date, executed by an officer of Buyer certifying to the fulfillment of the conditions specified in Section 8.2(a) and (b) hereof;

          (d) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against, the consummation of this Agreement;

          (e) subject to delivery of the opinion described in Section 8.1(e), Buyer and Eagle shall have delivered an opinion dated the Closing Date and addressed to the Sellers from counsel for Buyer and Eagle, in a form satisfactory to the Sellers acting reasonably;

          (f) all orders, consents, Permits, authorizations, approvals, waivers of every Governmental Body or other Person required in connection with the consummation of the transactions contemplated hereby and all filings, notifications, registrations, notices herewith of all Governmental Bodies or other Persons required with respect to the consummation of such transactions shall have been obtained or given;

          (g) the closing under the CTI Agreement shall have occurred; and

          (h) the Buyer, the Companies and the Subsidiaries and each of the parties thereto shall have entered into the Employment Agreements.



                                   ARTICLE IX

                         ACTIONS TO BE TAKEN AT CLOSING

          Section 9.1 Actions to be Taken by Sellers at the Closing. Sellers shall take the following actions at the Closing:

          (a) The Companies shall deliver to Buyer copies certified by their secretaries of resolutions duly adopted by their boards of directors and shareholders and authorizing and approving the transfer of the Shares pursuant to this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein.

          (b) Sellers shall deliver the officer's certificate referred to in
     Section 8.1(c).

          (c) Sellers shall execute and deliver their respective Employment Agreements.

          (d) Sellers shall deliver the share certificates for the Shares, endorsed in blank for transfer or accompanied by duly executed blank stock powers together with such other instruments as shall reasonably be required by Buyer, and Sellers shall deliver documents effecting the resignations of directors of the Companies and the Subsidiaries and the election as such directors of those persons designated by Buyer.

          (e) Sellers shall deliver the opinion of counsel referred to in
     Section 8.1(e).

          (f) Sellers shall execute and deliver a Statutory Declaration in the form of Exhibit E to the effect that each of the Sellers, other than Anju Virmani, the beneficial owner of 5,000 shares of Ontco Stock, are not nonresidents of Canada for purposes of the Income Tax Act of Canada.

          (g) Each of the Sellers shall execute and deliver a release in the form of Exhibit F.

          (h) The Sellers shall deliver resignations of the directors and officers of the Companies and the Subsidiaries requested by Buyers.

          Section 9.2 Actions to be Taken by Buyer at the Closing. Buyer shall take the following actions at the Closing:

          (a) Each of Buyer and Eagle shall deliver to Sellers a copy certified by its secretary of resolutions duly adopted by the board of directors of Buyer or Eagle, as the case may be, authorizing and approving the execution and delivery of this Agreement and the issuance of the Eagle Common Stock, including the exhibits and schedules hereto.

          (b) Buyer shall make the payment of funds specified for payment at Closing under Section 2.2 above.

          (c) Buyer shall deliver the officer's certificate referred to in
     Section 8.2(c).

          (d) Buyer shall execute and deliver the Employment Agreements.

                                    ARTICLE X

                               GENERAL PROVISIONS

          Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement executed by the Sellers and Buyer;

          (b) by Buyer, if any of the conditions specified in Section 8.1 hereof shall not have been satisfied or waived in writing by Buyer on or before February 15, 2000; or

          (c) by the Sellers, if any of the conditions specified in Section 8.2 hereof shall not have been satisfied or waived in writing by the Sellers on or before February 15, 2000;

provided, however, that a party shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to such termination right shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

          Upon such termination, neither of the parties nor any other person shall have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination, except that the provisions of Sections 10.3, 10.8, 10.10, 10.11 and
10.13 shall continue to apply.

          In the event the Agreement is terminated as a result of the Buyer discovering at any time prior to the Closing in the course of its due diligence review a material inaccuracy or omission in the information regarding the Companies and their Subsidiaries provided in writing by the Sellers to the Buyer or Eagle, then the deposit paid by the Buyer or Eagle pursuant to the Due Diligence Agreement, dated October 27, 1999, shall not be retained by the Sellers and or their counsel and Sellers shall cause such deposit to be returned, with interest, to the Buyer or Eagle.

          Section 10.2 Confidentiality; Publicity; Books and Records. (a) No Seller after the date hereof, or any Affiliate thereof (and prior to the Closing, neither the Companies nor their Subsidiaries) will, directly or indirectly, disclose or provide to any other person any nonpublic information of a confidential nature concerning the Companies or any Subsidiary of their business or operations, except as is required in governmental filings or judicial, administrative or arbitration proceedings. During such times, in the event that any Seller, the Companies or their Subsidiaries or any Affiliate becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, it shall, and shall cause such Affiliate to, provide Buyer with prompt notice of such requirement so that Buyer may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, such Seller or the Companies or such Subsidiary of the Companies shall, and shall cause such Affiliate to, furnish only that portion of the information that it or such Affiliate, as the case may be, is advised by its counsel is legally required, and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by it or any Affiliate which was not permitted by this Agreement.

          (b) For a period of three years after the Closing Date or such longer period as may be required by law, Buyer will preserve and retain the books and records of the Companies and make such books and records available at the then current administrative headquarters of Buyer to each Seller upon reasonable notice and at reasonable times, at such Seller's cost and expense, it being understood that such Seller shall be entitled to make copies of any such books and records as shall be reasonably necessary solely for purposes of their personal tax obligations and not for any competitive or business use.

          Section 10.3 Expenses. Eagle, Buyer and each Seller shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein except as otherwise provided herein. Notwithstanding the foregoing, following the Closing, the Buyer will reimburse the Sellers in respect of 75% of their expenses incurred in connection with the transactions contemplated by this Agreement, to a maximum aggregate reimbursed amount under this Agreement and the CTI Agreement of $100,000. Without Buyer's consent, no such expenses will be paid by any of the CTM Companies.

          Section 10.4 Entire Agreement. This Agreement and the CTI Agreement, including all schedules and exhibits hereto and thereto, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, respectively, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement or the CTI Agreement, respectively, signed by all the parties hereto or thereto, as the case may be.

          Section 10.5 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar. Any waiver or consent with respect to any Sellers who were shareholders of CTM or Ontco, respectively, may be obtained from those Sellers who immediately prior to the Closing owned a majority of the voting shares of CTM or Ontco, and such waiver or consent shall be binding upon all other Sellers who are former shareholders of CTM or Ontco.

          Section 10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when
(i) personally delivered; (ii) on the third day after mailing, by United States or Canada mail (as applicable), first class, postage prepaid, by certified mail, return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice); or (iii) received by facsimile at the phone number listed below:

                    If to Buyer or Eagle, to:
                    Eagle USA Airfreight, Inc.
                    3838 N. Sam Houston Parkway, Suite 510
                    Houston, Texas 77032
                    Attn: Michael Slaughter
                    Fax: (281) 442-2534

                    with a copy to:

                    Gene Oshman
                    Baker & Botts L.L.P.
                    3000 One Shell Plaza
                    Houston, Texas 77002
                    Fax: (713) 229-1522

               (a) If to Mr. Ajay Virmani or Ajay Virmani, in trust, or Anju Virmani, to

                    Mr. Ajay Virmani or
                    Ajay Virmani, in trust
                    37 Colonial Crescent
                    Oakville, Ontario
                    L6J 4K8
                    Fax: (905) 337-8460

                    If to Mr. Raymon Lord, to:

                    Mr. Raymon Lord
                    6206 Mulberry Crescent
                    Mississauga, Ontario
                    L5V 1B6
                    Fax: (905) 542-3810

                    If to Mr. Christopher Ralphs, to:

                    Mr. Christopher Ralphs
                    1196 Thoresby Drive
                    Oakville, Ontario
                    L6J 7K3
                    Fax: (905) 829-9821

                    If to Mr. Dan Mills, to:

                    Mr. Dan B. Mills
                    51 Manitou Drive
                    King City, Ontario

                    L7B 1E7
                    Fax: (905) 833-2231

                    with a copy to:

                    Wendy J. Thompson
                    Gowling, Strathy & Henderson
                    Suite 4900
                    Commerce Court West
                    Canada M5L 1J3
                    Fax: (416) 862-7661

          Section 10.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party. It is understood and agreed that Buyer may, without the consent of any Seller, assign all or any portion of its rights hereunder to a subsidiary of Buyer, in which event the assignee of Buyer shall execute and deliver all documents, certificates and other instruments to be executed and delivered by Buyer at the Closing in lieu of Buyer. No assignment shall release a party of any of its obligations under this Agreement. The Sellers may not assign their rights hereunder without the consent of Buyer.

          Section 10.8 Performance. Sellers agree to cause each of the Companies and their Subsidiaries to perform all its obligations and agreements under this Agreement and hereby guarantee the payment and performance by the Companies and their Subsidiaries of all such obligations and agreements.

          Section 10.9 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid that constitute interest under applicable law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by applicable law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest. Notwithstanding the foregoing, it is understood that no payment to be made pursuant to this Agreement that is not past due shall be paid with any interest thereon.

          Section 10.10 Section Headings; Table of Contents. The section headings and any table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 10.11 Choice of Law; Jurisdiction and Venue. This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law, and each party hereby irrevocably and unconditionally attorns to the nonexclusive jurisdiction of both the courts of such province and any federal or state court in Harris County, Texas and all courts competent to hear appeals therefrom.

          Section 10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          Section 10.13

               (a) Arbitration of Claims. Notwithstanding the provisions of
          Section 10.11 with respect to attornment to courts, any dispute, controversy, difference or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, which cannot be amicably resolved by the parties within 30 calendar days after receipt by a party of written notice from any other party that such a dispute, controversy, difference or claim exists shall be settled by final and binding arbitration in Toronto, Ontario, Canada, in accordance with the International Arbitration Rules of the American Arbitration Association (the "AAA International Rules"). The arbitration shall be conducted by one arbitrator who shall be appointed in accordance with the AAA International Rules.

               (b) Finality of Award. The parties agree that the award of the arbitral tribunal (the "Arbitration Award"): (i) shall be conclusive, final and binding upon the parties; (ii) shall be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims presented to the arbitral tribunal; and (iii) if containing elements of injunctive relief, as provided in Section 10.13(i) of this Agreement, may be made in such interim manner (pending final resolution of the controversy presented) as the arbitral tribunal may deem appropriate to protect the interests of any aggrieved or potentially aggrieved party.

               (c) Applicable Law. The Arbitration Award shall be based exclusively on the provisions of this Agreement; provided, however, that to the extent that the subject matter for the Arbitration Award is not set forth within this Agreement, it shall be based on the laws of the province of Ontario, Canada (without giving effect to internal principles of conflict of laws) and the federal laws of Canada applicable therein. In addition, in the case of any conflict between the provisions of the AAA International Rules and the provisions of this Agreement, the provisions of this Agreement shall govern.

               (d) Waiver of Immunity. The parties further agree: (i) that their mutual decision to resolve their disputes by arbitration as provided in this Agreement is an explicit waiver of immunity against enforcement and execution of the Arbitration Award and any judgment thereon and (ii) that the Arbitration Award and any judgment thereon, if unsatisfied, may be entered in and shall be enforceable by the courts of any nation having jurisdiction over the person or property of the party against whom the Arbitration Award has been rendered.

               (e) Notice. All notices to be given in connection with the arbitration shall be as provided in Section 10.6 of this Agreement.

               (f) Payment. The Arbitration Award shall include interest, at the rate specified in Section 2.7.

               (g) Expenses. All costs of arbitration and enforcement of the Arbitration Award, including reasonable attorneys' fees and court costs, costs of expert witnesses, transportation, lodging and meal costs of the parties and witnesses, costs of transcript preparation and other reasonable and necessary direct and incidental costs shall be apportioned by the arbitrator selected pursuant to Section 10.13(a) hereof with a view to allocating costs to the party that does not prevail in the arbitration.

               (h) Arbitral Ruling. The parties will obtain the agreement of the arbitrator to the following: (i) the arbitrator shall provide a written ruling, stating in separate sections the finding of fact and conclusions of law on which the ruling is based and (ii) such ruling shall be due no later than thirty days after the final hearing.

               (i) Specific Performance. In the event of any breach by a party of the terms of this Agreement which would cause any nonbreaching party to be irreparably harmed or for which such nonbreaching party could not be made whole by monetary damages, then in such circumstances such nonbreaching party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted pursuant to this Article IX and in any action instituted in any court of applicable jurisdiction to enforce any interim or final Arbitration Award rendered pursuant to this Article IX.

               (j) Validity. The validity of this Article IX shall be governed by the International Commercial Arbitration Act (Ontario).

          Section 10.14 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                              EAGLE USA AIRFREIGHT, INC.


                              By: /s/ RONALD E. TALLEY
                              ---------------------------------------


                              EAGLE CANADA AIRFREIGHT, INC.


                              By: /s/ RONALD E. TALLEY
                              ---------------------------------------


                              SELLERS:

                              /s/ AJAY VIRMANI
                              ------------------------------------------
                              Ajay Virmani

                              /s/ RAYMON LORD
                              ------------------------------------------
                              Raymon Lord

                              /s/ CHRISTOPHER RALPHS
                              ------------------------------------------
                              Christopher Ralphs

                              /s/ DAN MILLS
                              ------------------------------------------
                              Dan Mills

                              /s/ AJAY VIRMANI
                              ------------------------------------------
                              Ajay Virmani, in his capacity as trustee,
                              liability limited to the assets of the trust